SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12
DOLLAR FINANCIAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the pervious filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

DOLLAR FINANCIAL CORP.
1436 LANCASTER AVENUE, SUITE 310
BERWYN, PA, 19312
(610) 296-3400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 13, 2008

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Dollar Financial Corp., a Delaware corporation, to be held at The Boca Raton Bridge Hotel located at 999 East Camino Real, Boca Raton, Florida, 33432 on Thursday, November 13, 2008, at 8:30 a.m., local time. The purpose of the meeting is to consider and take action on the proposals listed below:

1. To elect two persons to serve as Class A directors on our board of directors for a three-year term and until their successors are duly elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2009; and

3. To transact such other business as may properly come before the meeting and any adjournments or postponements of the meeting.

The board of directors has fixed the close of business on September 26, 2008 as the record date for determination of the stockholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements of the meeting. Only holders of record of common stock at the close of business on the record date will be entitled to receive notice of and to vote at the meeting and at any adjournments or postponements of the meeting. At the annual meeting, such stockholders will be asked to consider and take action on the proposals discussed in the accompanying proxy statement and any other matter that properly comes before the annual meeting or any adjournment or postponement thereof.

Sincerely,

/s/  Roy Hibberd
Roy Hibberd, Senior Vice President,
General Counsel and Secretary

October 7, 2008

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 13, 2008: The Notice of Annual Meeting, Proxy Statement and fiscal 2008 Annual Report to Stockholders are available on our website at http://www.dfg.com/ir.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE ACT PROMPTLY TO VOTE YOUR SHARES. YOU MAY VOTE YOUR SHARES BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE PAID ENVELOPE PROVIDED. YOU MAY ALSO VOTE YOUR SHARES BY TELEPHONE OR THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY IN WRITING, BY TELEPHONE OR THROUGH THE INTERNET.

DOLLAR FINANCIAL CORP.
1436 LANCASTER AVENUE, SUITE 310
BERWYN, PA, 19312
(610) 296-3400

PROXY STATEMENT

DATED OCTOBER 7, 2008

FOR THE ANNUAL MEETING OF STOCKHOLDERS
To be held on November 13, 2008

Introduction

The enclosed proxy is solicited by and on behalf of the board of directors, which we refer to in this proxy statement as our board, of Dollar Financial Corp., a Delaware corporation, which we refer to in this proxy statement as the company, we, or us, for use at the annual meeting of stockholders to be held on Thursday, November 13, 2008 at 8:30 a.m., local time, and at any postponement or adjournment thereof, which we refer to in this proxy statement as the annual meeting. This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about October 7, 2008.

Only stockholders of record at the close of business on September 26, 2008, which we refer to in this proxy statement as the record date, will be entitled to notice of and to vote at the annual meeting and any adjournments thereof. At the annual meeting, such stockholders will be asked to consider and take action on the proposals discussed in this proxy statement and any other matter that properly comes before the annual meeting or any adjournment or postponement thereof.

An Annual Report to Stockholders containing financial statements for the fiscal year ended June 30, 2008, which we refer to in this proxy statement as fiscal 2008, is being mailed together with this proxy statement to all stockholders entitled to vote.

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VOTING

The Purpose of the Annual Meeting

At our annual meeting, stockholders will act upon the matters outlined in the notice of annual meeting above, including the election of two Class A directors and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended June 30, 2009, which we refer to in this proxy statement as fiscal 2009.

Persons Entitled to Vote at the Annual Meeting

The record date for the determination of stockholders entitled to notice of and to vote at the annual meeting is the close of business on September 26, 2008. Each holder of shares of our common stock, par value $0.001 per share, which we refer to in this proxy statement as our common stock, as of the record date is entitled to vote. On the record date, there were 24,361,750 shares of our common stock issued and outstanding. Each share of our common stock outstanding on the record date is entitled to one vote on each matter to be voted on at the annual meeting. Stockholders have no cumulative voting rights.

How To Vote

You are not required to attend the annual meeting in order to be able to vote. While you may attend the annual meeting and vote your shares in person, you also may choose to submit your proxies by any of the following methods:

•	Voting by Mail. If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted FOR the election of all director nominees and FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2009. If any other matter should be properly presented at the annual meeting for action by the stockholders, the persons named in the proxy card will vote in accordance with the recommendations of our board, or if no recommendation is given, in their own discretion on such matter.

•	Voting by Telephone. You may vote your shares by telephone by calling the toll-free telephone number provided on the proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

•	Voting by Internet. You may vote through the Internet by signing on to the website identified on the proxy card and following the procedures described in the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card.

Registered Holders.   If you are a registered holder, your shares will be voted in the manner that you indicate in your proxy. The proxy card provides a space for you to vote “for,” or to “withhold” your authority to vote your shares for, each nominee for election to our board. The proxy card also provides spaces for you to vote “for” or “against” or “abstain” from voting in connection with our proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2009. IF YOU RETURN A SIGNED PROXY CARD BUT DO NOT INDICATE HOW YOU WISH TO VOTE YOUR SHARES, YOUR SHARES WILL BE VOTED BY THE MANAGEMENT PROXIES SET FORTH ON THE PROXY CARD IN THE MANNER RECOMMENDED BY THE BOARD IN THIS PROXY STATEMENT.

Shares Held in “Street Name.”  If you are a stockholder whose shares are held in “street name” (i.e., in the name of a broker, bank or other record holder) you must either direct the record holder of your shares how to vote your shares or obtain a proxy, executed in your favor, from the record holder to be able to vote at the annual meeting.

The Recommendations of our Board

The recommendation of our board is set forth below together with the description of each item in this proxy statement. In summary, our board recommends a vote:

•	FOR election of the nominated Class A directors (see “Proposal 1: Election of Directors”); and

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2009 (see “Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm”).

With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote as recommended by our board or, if no recommendation is given, in their own discretion.

IF YOU SIGN AND RETURN YOUR PROXY CARD BUT DO NOT SPECIFY HOW YOU WANT TO VOTE YOUR SHARES, THE PERSONS NAMED AS PROXY HOLDERS ON THE PROXY CARD WILL VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD.

How to Revoke Your Vote

You may revoke your proxy at any time before it is voted at the annual meeting by any of the following methods:

•	Submitting a later-dated proxy by mail, over the telephone or through the Internet.

•	Sending a written notice, including by telegram or telecopy, to our Secretary. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the annual meeting to:

Dollar Financial Corp.
1436 Lancaster Avenue, Suite 310
Berwyn, PA 19312
Attention: Roy Hibberd, Senior Vice President, General Counsel and Secretary

•	Attending the annual meeting and voting in person. Your attendance at the annual meeting will not in and of itself revoke your proxy. You must also vote your shares at the annual meeting. If your shares are held in the name of a bank, broker or other record holder, you must obtain a proxy, executed in your favor, from the record holder to be able to vote at the annual meeting.

Quorum and Vote Required

Our bylaws provide that at any meeting of stockholders, the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the annual meeting, present in person or by proxy, constitute a quorum for the transaction of business. Both abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. The election of directors will be decided by a plurality of the votes cast, in person or by proxy, at the annual meeting. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner. On all other matters being submitted to stockholders, the affirmative vote of a majority of the votes cast on the matter is required for approval. Accordingly, abstentions and broker non-votes will not affect the outcome with respect to such proposals.

The persons named as proxies and attorneys-in-fact are our officers. All properly executed proxies returned in time to be counted at the annual meeting will be voted. In addition to the election of directors, the stockholders will also consider and vote upon a proposal to ratify the selection of auditors, as further described in this proxy statement. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications, and will be voted FOR the proposal if no specification is indicated. IN THE ABSENCE OF SPECIFIC DIRECTION, SHARES REPRESENTED BY A PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTORS AND “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2009.

PROPOSAL 1: ELECTION OF DIRECTORS

We currently have seven directors. Our bylaws provide for a classified board, consisting of three classes of directors (Class A, Class B and Class C), with each class serving staggered three-year terms. As a result, only a portion of our board is elected each year. The two director nominees identified below are to be elected by our stockholders at our upcoming annual meeting as Class A directors, each to hold office for a three-year term expiring in 2011 or until his successor is duly elected and qualified. The directors have no reason to believe that any of the nominees will be unable or unwilling to be a candidate for election at the time of the annual meeting. If any nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate or our board may reduce the number of directors.

Each individual elected as a director at the annual meeting will serve until the annual meeting of stockholders to be held in 2011 or until his successor is duly elected and qualified.

Proposed for Election as Class A Directors for a Three-Year Term Continuing Until the 2011 Annual Meeting of Stockholders

The following table sets forth information with respect to the directors nominated for re-election as Class A directors at the annual meeting.

Name	Age	Position

Jeffrey A. Weiss	65	Chairman of the Board and Chief Executive Officer
Ronald McLaughlin	57	Director

The nominees for election as Class A directors were recommended for nomination to our board by its corporate governance and nominating committee. The board unanimously recommends that stockholders vote FOR the election of each of the above nominees as Class A directors.

The following are biographical summaries of the directors identified above:

Jeffrey A. Weiss has served as our Chairman and Chief Executive Officer since an affiliate of Bear Stearns & Co. Inc. acquired us in May 1990. Until June 1992, Mr. Weiss was also a Managing Director at Bear Stearns with primary responsibility for the firm’s investments in small to mid-sized companies, in addition to serving as Chairman and Chief Executive Officer for several of these companies.

Ronald McLaughlin has served as a director and as a member of the audit committee and corporate governance and nominating committee of our board since January 30, 2008. Mr. McLaughlin founded Chapman Inc. in 2000 and since that time has worked with a variety of clients, directly and through Chapman Inc. or a partnership with McLaughlin-Moses on a diverse array of mandates, including raising investment capital, strategic government relations and developing strategic alternatives for businesses that would benefit from effective partnering with the Canadian government. From 1997 to 2000, Mr. McLaughlin was the Chief of Staff for the Premier of the Province of Ontario.

Required Vote

Directors are elected by a plurality of votes cast at the annual meeting.

The board unanimously recommends that stockholders vote “FOR” Proposal 1 to elect each of the nominated directors.

Directors Whose Terms Do Not Expire at the Annual Meeting

The following table sets forth information with respect to the remaining members of our board:

			Annual Meeting at
Name	Age	Position	Which Term Expires

David Jessick	55	Director	2009
Kenneth Schwenke	55	Director	2009
Michael Kooper	73	Director	2009
Clive Kahn	50	Director	2010
John Gavin	52	Director	2010

The following are biographical summaries of the remaining members of our board:

David Jessick has served as a director and the chairman of the audit committee since January 2005 and as a member of the corporate governance and nominating committee of our board since April 2005. Mr. Jessick also served on the human resources and compensation committee of our board from April 2005 until his resignation on April 30, 2007. He served as a consultant to the Chief Executive and Senior Financial staff at Rite Aid Corporation from July 2002 to February 2005. Mr. Jessick served as Rite Aid’s Senior Executive Vice President and Chief Administrative Officer from December 1999 to June 2002. Prior to that, from February 1997 to June 1999, Mr. Jessick was the Chief Financial Officer and Executive Vice President of Finance and Investor Relations for Fred Meyer, Inc. From 1979 to 1996, he held various roles of increasing responsibility at Thrifty Payless Holdings, Inc., including Executive Vice President and Chief Financial Officer from 1993 to 1996. Mr. Jessick began his career as a Certified Public Accountant for Peat, Marwick, Mitchell & Co. He is currently a director of WKI Holding Company, Inc. (chairman of the audit and the compensation committees), Source Interlink, Inc. (audit and nominating and corporate governance committee member), and Big 5 Sporting Goods Corporation (audit committee chair and nominating committee member).

Kenneth Schwenke has served as a director and as a member of the corporate governance and nominating committee of our board and as the chairman of the human resources and compensation committee of our board since September 2006. Mr. Schwenke served as a member of our audit committee of our board from September 2006 until April 30, 2007. Since May 2008, Mr. Schwenke has served as the Managing Director of Gravitas LLC, an executive search and management consulting firm. From September 2001 until July 1, 2007, Mr. Schwenke was the CEO and Founder of Off-Campus Dining Network, LLC. From 1996 through 2001, Mr. Schwenke served as the Senior Vice President of Human Resources for Aramark, Inc. Prior to obtaining that position, Mr. Schwenke served as the Vice President of Human Resources for the global division of Aramark, Inc., from 1995 through 1996. From 1994 through 1995 Mr. Schwenke served as an area director in the department of Human Resources for Honeywell, Inc., formerly known as AlliedSignal, Inc. From 1992 through 1994 Mr. Schwenke served as the director of Human Resources for Honeywell, Inc.

Michael Kooper has served as a director and as a member of the human resources and compensation committee of our board since January 30, 2008. Since November 2004, Mr. Kooper has been the Area Chairman of Gallagher Benefit Services, Inc., a benefits consulting firm. From December 1998 until November 2004, Mr. Kooper was the President of The Kooper Group, a benefits consulting firm. Mr. Kooper is a director of BioScrip, Inc., a provider of comprehensive specialty pharmaceutical and pharmacy benefit management services.

Clive Kahn has served as a director and as a member of the audit committee and corporate governance and nominating committee of our board since April 30, 2007. Mr. Kahn, a chartered accountant, has served since August 2007 as the Chief Executive Officer of Cardsave Ltd., a provider of point of sale terminals and credit card processing facilities. Prior to that, Mr. Kahn was the Chief Executive Officer of Travelex Limited. Prior to becoming Chief Executive Officer, Mr. Kahn was the Chief Financial Officer of Travelex Limited. Mr. Kahn was employed by Travelex for twenty-one years. Prior to his employment with Travelex, Mr. Kahn practiced as a chartered accountant with the firm of BDO Stoy Hawyard.

John Gavin has served as a director and a member of the human resources and compensation committee of our board since April 30, 2007. Mr. Gavin also served as a member of the audit committee of our board from

April 30, 2007 until his resignation on January 30, 2008. He also became the chairman of the corporate governance and nominating committee of our board on September 6, 2007. Mr. Gavin is currently serving as Vice Chairman, and was the Chief Executive Officer and President of DBM (Drake, Beam, Morin), an international career management and transitions management firm. Before joining DBM in 2006, Mr. Gavin was President and Chief Operating Officer of Right Management Consultants, a global provider of integrated consulting solutions across the employment lifecycle. Mr. Gavin originally joined Right Management as Executive Vice President of Business Development in 1996. Prior to joining Right Management, Mr. Gavin worked for Andersen Worldwide.

Director Compensation

The following table sets forth compensation paid to our non-employee directors during the year ended June 30, 2008:

	Fees Earned or	Stock	Option
Name	Paid in Cash ($)	Awards ($)(1)	Awards ($)(1)	Total ($)

David Jessick	$92,000	$43,750	$121,773	$257,523
Kenneth Schwenke	$117,000	$43,750	$132,286	$293,036
John Gavin	$118,625	$43,750	$95,979	$258,354
Clive Kahn	$82,500	$43,750	$95,979	$222,229
David Golub(2)	$15,125	—	$19,369	$34,494
Michael Kooper(3)	$33,000	$23,088	$23,260	$79,348
Ronald McLaughlin(4)	$31,000	$23,088	$23,260	$77,348

(1)	The amounts shown in this column reflect the dollar amount recognized for financial statement reporting purposes for fiscal 2008, in accordance with FAS 123(R) of awards pursuant to our equity compensation plans and therefore include amounts from awards granted in and prior to fiscal 2008. The valuation assumptions for our stock options are described in Note 4 to our financial statements included in our Annual Report on Form 10-K for fiscal 2008. On November 19, 2007, each of Messrs, Jessick, Schwenke, Gavin and Kahn received an option to purchase 4,697 shares of our common stock with a grant date fair value of $70,000 and each was granted an award of restricted stock units to purchase 2,414 shares of our common stock with a grant date fair value of $70,000. On January 30, 2008, each of Messrs, Kooper and McLaughlin received an option to purchase 4,562 shares of our common stock with a grant date fair value of $55,417 and each was granted an award of restricted stock units to purchase 2,344 shares of our common stock with a grant date fair value of $55,417. As of June 30. 2008, Mr. Jessick held options to purchase an aggregate of 19,697 shares of common stock and 2,414 restricted stock units, Mr. Schwenke held options to purchase an aggregate of 21,572 shares of common stock and 2,414 restricted stock units, Mr. Gavin held options to purchase an aggregate of 12,197 shares of common stock and 2,414 restricted stock units, Mr. Kahn held options to purchase an aggregate of 12,197 shares of common stock and 2,414 of restricted stock units, Mr. Golub held no options to purchase shares of common stock nor restricted stock units, Mr. Kooper held options to purchase an aggregate of 4,562 shares of common stock and 2,344 restricted stock units and Mr. McLaughlin held options to purchase an aggregate of 4,562 shares of common stock and 2,344 restricted stock units.

(2)	Mr. Golub resigned from our board effective September 6, 2007.

(3)	Mr. Kooper was appointed to our board on January 30, 2008.

(4)	Mr. McLaughlin was appointed to our board on January 30, 2008.

Compensation of Independent Directors

Our independent directors receive annual compensation as follows:

•	Annual retainer of $40,000;

•	Annual retainer for members of the audit committee of $5,000;

•	Annual retainer for members of the human resources and compensation committee of $3,000;

•	Annual retainer for members of the corporate governance and nominating committee of $3,000;

•	Annual retainer for chairman of the audit committee of $10,500;

•	Annual retainer for chairman of the human resources and compensation committee of $7,500;

•	Annual retainer for chairman of the corporate governance and nominating committee of $6,500;

•	Board meeting attendance fee of $2,000; and

•	Committee meeting attendance fee of $1,500.

In addition, at the first board meeting after each annual stockholders’ meeting, the then current non-employee members of the board are entitled to receive a grant of restricted stock units as well as options to purchase shares of our common stock. The awards will vest on the earliest of (a) the date of the next annual stockholders’ meeting, (b) the first anniversary of the grant, (c) the death of the recipient or (d) upon our change in control. The aggregate award to each non-employee board member shall be in an amount, calculated in accordance with generally accepted accounting principles, equal to two-times the average annual cash compensation for the non-employee members who served on the board for the entire prior fiscal year, with one-half of such value represented as an option grant to purchase shares of our common stock and one-half of such value represented as a restricted stock unit. If a board member joins the board after a grant date, such director will receive a prorated award on the date of joining the board.

The shares purchased on exercise of the options issued under the plan cannot be sold until the earlier of (a) our change in control or (b) the 91st day after the recipient ceases to serve on the board, except to the extent necessary to generate funds to pay taxes incurred on exercise. Shares underlying restricted stock units will be delivered upon the first to occur of (a) our change in control or (b) the earlier of (i) the 91st day after the recipient ceases to serve on the board or (ii) the 15th day of the third month following the calendar year in which the recipient ceases to serve on the board, except to the extent (subject to compliance with Section 409A of the Internal Revenue Code) necessary to generate funds to pay taxes incurred with regard to the units.

At the election of a non-employee member of the board, such member’s board retainers and meeting fees will be paid in vested restricted stock units (subject to the delivery rules set forth in the paragraph above) rather than in cash. The election to receive his board retainers and meeting fees must be made by the non-employee member prior to December 31st of the calendar year preceding the fiscal year in which such fees are earned.

In addition, Messrs. Jessick, Gavin, Kooper and Schwenke participate in our health benefit program with the full cost paid by us.

CORPORATE GOVERNANCE

Committees of the Board

The board has standing audit, corporate governance and nominating and human resources and compensation committees which are described below.

Audit Committee.  The audit committee assists our board in overseeing: (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) the independence and qualifications of our independent registered public accounting firm; and (iv) the performance of our internal audit function and independent registered public accounting firm. The audit committee’s charter was adopted by the full board in February 2005 and amended most recently in April 2005. A current copy of the audit committee charter is attached to this proxy statement as Exhibit A.

Our Code of Business Conduct and Ethics includes information regarding procedures established by the audit committee for the submission of complaints about our accounting or auditing matters. The Code is applicable to our executives, employees and directors. The Code reflects and reinforces our commitment to integrity in the conduct of our business. Amendments to the Code and any grant of a waiver from a provision of the Code requiring disclosure under applicable Securities and Exchange Commission rules will be disclosed on our website (www.dfg.com). A copy of the Code is available on our website (www.dfg.com/ethics.asp). A copy of the Code may also be obtained upon request from our Secretary at the following address: Dollar Financial Corp., 1436 Lancaster Avenue, Suite 310, Berwyn, PA 19312.

The audit committee met five times during fiscal 2008. In addition, the audit committee has met two times thus far during fiscal 2009, including with Ernst & Young LLP, our independent registered public accounting firm, to discuss the fiscal 2008 audit and our internal control over financial reporting.

The audit committee currently consists of Messrs. Jessick (Chairman), Kahn and McLaughlin, each of whom is independent within the meaning of the Securities and Exchange Commission regulations and the listing requirements of Rule 4200(a)(15) of the Nasdaq Stock Market, which we refer to in this proxy statement as Nasdaq. John Gavin served on the audit committee from April 30, 2007 until his resignation from the audit committee on January 30, 2008. Effective January 30, 2008, Mr. McLaughlin was appointed to the audit committee to fill the vacancy created by the resignation of Mr. Gavin.

Each member of the audit committee is financially literate, knowledgeable and qualified to review financial statements. Mr. Jessick is qualified as an “audit committee financial expert” within the meaning of Securities and Exchange Commission regulations. The board reached its conclusion as to the qualifications of Mr. Jessick based on his education and experience in analyzing financial statements of a variety of companies, most notably as the Chief Financial Officer and Executive Vice President of Finance and Investor Relations for Fred Meyer, Inc. from February 1997 to June 1999 and as Executive Vice President and Chief Financial Officer at Thrifty Payless Holdings, Inc. from 1993 to 1996. He is currently a director of WKI Holding Company, Inc. (chairman of the audit and the compensation committees), Source Interlink, Inc. (audit committee and nominating and corporate governance committee member), and Big 5 Sporting Goods Corporation (audit committee chair and nominating committee member). Consistent with Nasdaq listing requirements, our board determined that his concurrent service on these committees does not impair his ability to effectively serve on the audit committee.

Corporate Governance and Nominating Committee.  The corporate governance and nominating committee is responsible for: (i) identifying individuals qualified to become board members and recommending to our board the nominees for election to our board; (ii) leading our board in its annual review of our board’s performance, and making recommendations to our board regarding board organization, membership, function and effectiveness, as well as committee structure, membership, function and effectiveness; (iii) recommending to our board nominees for each committee of our board; (iv) reviewing our efforts to promote diversity among directors, officers, employees and contractors; and (v) arranging for an orientation for all directors.

The corporate governance and nominating committee amended its charter on September 24, 2008. A current copy of the amended and restated corporate governance and nominating committee charter is attached to this proxy statement as Exhibit B. The corporate governance and nominating committee met four times during fiscal 2008 and has met one time thus far during fiscal 2009.

The corporate governance and nominating committee currently consists of Messrs. Gavin (Chairman), Jessick, McLaughlin, Schwenke and Kahn. Effective January 30, 2008, Mr. McLaughlin was appointed to the corporate governance and nominating committee. Effective September 6, 2007, Mr. Gavin was appointed to the corporate governance and nominating committee, as its Chairman. Mr. Golub was the Chairman of the corporate governance and nominating committee from January 2005 until his resignation on September 6, 2007.

All of the members of the corporate governance and nominating committee are independent within the meaning of Nasdaq listing requirements and the charter of the corporate governance and nominating committee.

Human Resources and Compensation Committee.  The human resources and compensation committee is authorized to determine compensation for our senior executives and non-employee directors. The human resources and compensation committee met twenty two times during fiscal 2008 and has met one time thus far during fiscal 2009. The human resources and compensation committee amended its charter on April 29, 2008. A current copy of the amended and restated human resources and compensation committee charter is attached to this proxy statement as Exhibit C.

The human resources and compensation committee currently consists of Messrs. Schwenke (Chairman), Kooper and Gavin. Effective January 30, 2008, Mr. Kooper was appointed to the human resources and compensation committee.

All of the members of the human resources and compensation committee are independent within the meaning of Nasdaq listing requirements.

The human resources and compensation committee seeks to compensate our executives at levels that are competitive with peer companies in order to attract, retain and motivate superior quality and highly experienced executives. Accordingly, its executive compensation programs emphasize variable pay in the form of annual and long-term incentive programs which tie a significant portion of an executive’s compensation to our success in achieving key strategic and financial goals. The human resources and compensation committee does not delegate its authority to establish executive and director compensation to any other entity or person.

Meetings of Directors and Annual Meeting of Stockholders

The board met thirteen times during fiscal 2008 and has met twice thus far during fiscal 2009. Each incumbent director attended at least 75% of the aggregate meetings of our board during fiscal 2008 that were held following his election and of the meetings held by all committees on which he served. The non-management members of our board meet at least twice per fiscal year in executive session after regularly scheduled board meetings.

It is our policy that all of our board members attend annual meetings of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts. All of our directors attended our 2008 annual meeting of stockholders.

Director Independence

No director is deemed to be independent unless our board affirmatively determines that the director has no material relationship with us, directly or as an officer, stockholder or partner of an organization that has a material relationship with us and in doing so, our board considers information regarding the relationships between each director and his family, on the one hand, and us, on the other. In assessing director independence, our board considers all commercial, charitable or other business relationships that any director may have with us and our affiliates, including those reported under “Certain Relationships and Related Transactions” below. The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of ours and has not engaged in various types of business dealings with us. In addition, as further required by the Nasdaq listing requirements, our board has made a subjective determination with respect to each independent director that no relationships exist which, in the opinion of our board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management. As a result of its review, our board affirmatively determined that all directors (other than Mr. Weiss) are independent of us and our management under the Nasdaq independence definition and that the audit committee, corporate governance and nominating committee and human resources and compensation committee are comprised exclusively of independent directors under the Nasdaq rules. Mr. Weiss is not considered independent because of his employment as one of our executives. The board also determined that the directors who serve as members of the audit committee are also “independent” for purposes of Section 10(A)(3) of the Exchange Act.

Director Nominations

In making its recommendations as to nominees for election to our board, the corporate governance and nominating committee may consider, in its sole judgment, recommendations of our Chief Executive Officer, other directors, senior executives, stockholders and third parties. The corporate governance and nominating committee may also retain third-party search firms to identify potential nominees.

Stockholders desiring to recommend nominees should submit their recommendations in writing to Roy Hibberd, Senior Vice President, General Counsel and Secretary, Dollar Financial Corp., 1436 Lancaster Avenue, Suite 310, Berwyn, PA 19312. Recommendations from stockholders should include pertinent information concerning the proposed nominee’s background and experience. The corporate governance and nominating committee may consider, as one of the factors in its evaluation of stockholder recommended nominees, the size and duration of the interest of the recommending stockholder or stockholder group in our capital stock. The corporate governance and nominating committee may also consider the extent to which the recommending stockholder intends to continue holding its interest in our capital stock, including, in the case of nominees recommended for election at an annual meeting of stockholders, whether the recommending stockholder intends to continue holding its interest at least through the time of such annual meeting.

Based on the information provided to the corporate governance and nominating committee, it will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the corporate governance and nominating committee may conduct interviews, obtain additional background information and conduct reference checks of potential nominees. The corporate governance and nominating committee may also ask potential nominees to meet with management and other members of our board. After completing this evaluation process, the corporate governance and nominating committee makes a recommendation to the full board, which makes the final determination whether to nominate the candidate as a director.

In evaluating a candidate, our board, with the assistance of the corporate governance and nominating committee, takes into account a variety of factors as it deems appropriate, including the following:

•	the nominee’s understanding of our business and the industries in which we operate in general;

•	the nominee’s ability to regularly attend meetings of our board and of any committees on which the director would serve;

•	the nominee’s ability to review in a timely manner and understand materials circulated to our board regarding us or our industry;

•	the nominee’s ability to participate in meetings and decision making processes in an objective and constructive manner; and

•	the nominee’s ability to be reasonably available, upon request, to advise our officers and management.

The corporate governance and nominating committee also considers such other factors as it deems appropriate, including a nominee’s integrity, experience, achievements, judgment, intelligence, personal character and capacity to make independent analytical inquiries, ability and willingness to devote adequate time to board duties, and the likelihood that he or she will be able to serve on our board for a sustained period. Due consideration is given to our board’s overall balance of diversity of perspectives, backgrounds and experiences. The corporate governance and nominating committee will also consider factors such as global experience, experience as a director of a public company and knowledge of relevant industries.

Ethics Hotline

We encourage employees to raise possible ethical issues. We maintain an ethics hotline that is available 24 hours a day, seven days a week, and which is centrally answered by an independent, third-party service. Callers may remain anonymous and, to further protect the caller’s anonymity, the telephone compliance hotline staff does not identify the gender of the caller, tape record the call or use “caller ID” or other methods to identify the telephone number of the caller. We prohibit retaliatory action against any individual for raising possible ethical issues, and employees at all levels are prohibited from retribution against anyone for reporting or supplying information about an ethical concern.

Communications with the Board

The board recommends that stockholders deliver any communications with our board in writing by sending them in care of our Secretary. Stockholders may send such communications by email to Roy Hibberd, our Senior Vice President, General Counsel and Secretary at Roy.Hibberd@dfg.com, or by mail to Roy Hibberd, Senior Vice President, General Counsel and Secretary, Dollar Financial Corp., 1436 Lancaster Avenue, Suite 310, Berwyn, PA 19312. The name(s) of any specific intended board recipient(s) should be noted in the communication.

SECURITIES OWNERSHIP

The following table sets forth information as of September 26, 2008 regarding the beneficial ownership of common stock by each director, by each executive officer named in the Summary Compensation Table appearing elsewhere in this proxy statement, by all directors and executive officers as a group, and by each person known to us to be the beneficial owner of more than 5% of our outstanding common stock. Except as indicated below, to our knowledge, all of such common stock are owned directly, and the indicated person has sole voting and investment power.

We have calculated beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Shares of our common stock subject to options currently exercisable or exercisable within 60 days of September 26, 2008 are deemed to be outstanding for calculating the percentage of outstanding shares of the person holding those options, but are not deemed outstanding for calculating the percentage of any other person. As of September 26, 2008, there were a total of 24,361,750 shares of our common stock issued and outstanding. Unless otherwise indicated below in the footnotes to the table, the address of each officer and director is c/o Dollar Financial Corp., 1436 Lancaster Avenue, Suite 310, Berwyn, Pennsylvania 19312.

	Amount of
	Beneficial		Percent of
Name and Address of Beneficial Owner:	Ownership		Class

Directors:
Jeffrey A. Weiss	823,314	(1)	3.32%
John Gavin	8,446	(2)	*
Clive Kahn	8,446	(3)	*
Michael Kooper	4,562	(4)	*
David Jessick	14,697	(5)	*
Ronald McLaughlin	4,562	(6)	*
Kenneth Schwenke	15,947	(7)	*
Other Named Executive Officers:
Donald Gayhardt	111,698	(8)	*
Sydney Franchuk	32,761	(9)	*
Roy Hibberd	28,464	(10)	*
Norman Miller	20,541	(11)	*
Randy Underwood	82,537	(12)	*
5% Stockholders:
Burgundy Asset Management Ltd.	1,539,895	(13)	6.32%
FMR LLC	1,695,529	(14)	6.96%
Southpoint Capital Advisors	1,300,000	(15)	5.34%
Wasatch Advisors, Inc.	2,601,222	(16)	10.68%
Wellington Management Company, LLP	2,945,441	(17)	12.09%
All directors and executive officers as a group (15 persons)	1,114,816	(18)	4.58%

*	Less than 1%

(1)	Includes options to purchase 425,939 shares of common stock which are exercisable within 60 days of September 26, 2008 and 13,802 restricted shares of common stock.

(2)	Includes options to purchase 8,446 shares of common stock which are exercisable within 60 days of September 26, 2008.

(3)	Includes options to purchase 8,446 shares of common stock which are exercisable within 60 days of September 26, 2008.

(4)	Includes options to purchase 4,562 shares of common stock which are exercisable within 60 days of September 26, 2008.

(5)	Includes options to purchase 14,697 shares of common stock which are exercisable within 60 days of September 26, 2008.

(6)	Includes options to purchase 4,562 shares of common stock which are exercisable within 60 days of September 26, 2008.

(7)	Includes options to purchase 15,947 shares of common stock which are exercisable within 60 days of September 26, 2008.

(8)	Includes options to purchase 104,100 shares of common stock which are exercisable within 60 days of September 26, 2008. Mr. Gayhardt’s employment with us terminated on May 31, 2008.

(9)	Includes options to purchase 14,653 shares of common stock which are exercisable within 60 days of September 26, 2008 and 6,064 restricted shares of common stock.

(10)	Includes options to purchase 22,316 shares of common stock which are exercisable within 60 days of September 26, 2008 and 1,963 restricted shares of common stock.

(11)	Includes options to purchase 2,604 shares of common stock which are exercisable within 60 days of September 26, 2008.

(12)	Includes options to purchase 68,159 shares of common stock which are exercisable within 60 days of September 26, 2008 and 3,149 restricted shares of common stock.

(13)	The principal business address of Burgundy Asset Management Ltd., a registered investment adviser, is 181 Bay Street, Suite 4510, Toronto, Ontario M5J 2T3.

(14)	The principal business address of FMR LLC is 82 Devonshire Street, Boston, MA 02109.

(15)	Southpoint Capital Advisors LLC, a Delaware limited liability company (“Southpoint CA LLC”) is the general partner of Southpoint Capital Advisors LP, a Delaware limited partnership (“Southpoint Advisors”). Southpoint GP, LLC, a Delaware limited liability company (“Southpoint GP LLC”) is the general partner of Southpoint GP, LP, a Delaware limited partnership (“Southpoint GP”). Southpoint GP is the general partner of Southpoint Fund LP, a Delaware limited partnership (the “Fund”), Southpoint Qualified Fund LP, a Delaware limited partnership (the “Qualified Fund”), and Southpoint Master Fund, LP, a Cayman Islands exempted limited partnership (the “Master Fund”). Southpoint Offshore Fund, Ltd., a Cayman Island exempted company (the “Offshore Fund”), is also a general partner of the Master Fund. The shares of our common stock held by Southpoint Capital Advisors are held directly by the Fund, the Qualified Fund and the Master Fund. The address of Southpoint Capital Advisers is 623 Fifth Avenue, Suite 2601, New York, NY 10022.

(16)	Wasatch Advisors, Inc., a registered investment adviser, has a principal place of business at 150 Social Hall Avenue, Salt Lake City, UT 84111.

(17)	Wellington Management Company, LLP, a registered investment adviser, is a Massachusetts limited liability partnership and its principal place of business is located at 75 State Street Boston, Massachusetts 02109.

(18)	Includes options to purchase 619,154 shares of common stock which are exercisable within 60 days of September 26, 2008 and 30,057 restricted shares of common stock.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers

Our executive officers, as of October 1, 2008, including their respective ages and positions, are set forth below:

Name	Age	Position

Jeffrey A. Weiss	65	Chairman of the Board and Chief Executive Officer
Randy Underwood	58	Executive Vice President and Chief Financial Officer
Norman Miller	47	Executive Vice President and Chief Operating Officer
Sydney Franchuk	56	Executive Vice President and Chairman — National Money Mart
Silvio Piccini	45	Senior Vice President and Managing Director — United Kingdom Operations
Roy Hibberd	55	Senior Vice President, General Counsel and Secretary
Peter Sokolowski	47	Senior Vice President of Finance and Corporate Treasurer
William Athas	46	Senior Vice President of Finance and Corporate Controller
Melissa Soper	42	Senior Vice President of Corporate Administration

The following are biographical summaries of our executive officers. The summary for Mr. Weiss appears in the section of this proxy statement entitled “Proposal 1 — Election of Directors.”

Randy Underwood has served as our Executive Vice President, Chief Financial Officer and Assistant Secretary since June 2004. Previously, Mr. Underwood served for three years as Senior Vice President, Global Finance and Administration and Chief Financial Officer for The Coleman Company, Inc. Prior to his tenure at The Coleman Company, Mr. Underwood held senior executive positions with Strategic Development Partners, Inc. from 1999 through 2000 and with Thorn Americas, Inc., the parent company of Rent-A-Center, Inc., including Senior Vice President and Chief Financial Officer and Division President, from 1988 through 1998. Earlier in his career, he practiced as a Certified Public Accountant with the firm of Peat, Marwick, Mitchell and Co.

Norman Miller has served as our Executive Vice President and Chief Operating Officer since April 2007. Previously, Mr. Miller was employed by Aramark, Inc., as Group President Sports & Entertainment from 2002 to 2006 and as President Correctional Services from 1998 to 2001.

Sydney Franchuk, our Executive Vice President and Chairman-National Money Mart has served in this capacity since January 2007. Mr. Franchuk served as President of our North America operations from November 1997 until January 2007. Previously, Mr. Franchuk held the position of Vice President of Finance and Administration for National Money Mart Co. and Check Mart, an affiliated company in the United States. Prior to joining us in 1985, Mr. Franchuk was a public accountant with Woods & Company and Ernst & Young LLP Chartered Accountants and is a Certified Management Accountant.

Silvio Piccini, our Senior Vice President and Managing Director — United Kingdom Operations, has served in this capacity since February 2008. From January 2007 until December 2007, Mr. Piccini served as a Principal of Strategic Retail Management, a retail consulting firm. Prior to that, Mr. Piccini served for one year as the Executive Vice President and Chief Merchandising Officer for Movie Gallery, Inc., a retail store video chain which acquired his employer of nine years, Hollywood Entertainment, in 2005. During Mr. Piccini’s collective 10 years of employment in the video store industry, he held several positions including VP of Operations, SVP of Planning and Allocation, SVP of Merchandising, SVP of Marketing, and finally, EVP and Chief Merchandising Officer of the combined organization. Prior to that, Mr. Piccini worked for Taco Bell Corporation, then a subsidiary of Pepsico Inc., in increasing roles of responsibility for seven years.

Roy W. Hibberd has served as our Senior Vice President, General Counsel since July 2005 and as our Secretary since June 2008. Prior to joining us, Mr. Hibberd served as a Managing Director of Smooth Engine, Inc., a consulting company and as a Managing Director of Millennium Services, a franchise and business consulting firm, from July 2002 to July 2005. From 2000 until 2002, he served as the General Counsel and Managing Director (US) for the United States operations of Virtual Internet, plc, a London based public company providing internet services and from 1996 to 1999 as the Vice President and General Manager, The Americas, of the American Express Company.

Peter Sokolowski has served as our Senior Vice President of Finance and Corporate Treasurer since January 2008. Mr. Sokolowski previously was our Senior Vice President of Finance and Chief Credit Officer and he served as our Vice President Finance from 1991 to 2002. Prior to joining us in 1991, Mr. Sokolowski worked in various financial positions in the commercial banking industry.

William Athas has served as our Senior Vice President of Finance and Corporate Controller since January 2007. Previously, he was our Vice President, Finance and Corporate Controller. Prior to joining us in 2000, he was the divisional controller of Timet, a titanium metals company from December 1998 until January 2000. Mr. Athas worked at Asarco, Inc., a non-ferrous metals company, from 1987 to 1998, where he was the assistant corporate controller. He attained his CPA certification in 1989.

Melissa Soper has served as our Senior Vice President of Corporate Administration since July 2007. Previously, Ms. Soper served as our Vice President and General Manager, We the People Division from July 2005 until July 2007 and previously served from October 1996 through July 2005 as Vice President, Corporate Human Resources with overall responsibility for development of our global human resources department and for compliance with state and federal labor laws.

Compensation Discussion and Analysis

As a global provider of financial products and services to the under-banked community, the value we deliver to customers and shareholders depends in large part upon the quality and capabilities of our people. Our business model is based on our ability to both attract new customers and maintain relationships with existing customers and, to maintain our strong mission, customer focus, and entrepreneurial spirit. As with all of our employees, the recruitment, retention and motivation of our executive officers are critical factors to our business success. We believe that the senior leadership provided by our Chairman and Chief Executive Officer as well as the other individuals included in the “— Summary Compensation Table” below, whom we refer to in this proxy statement as our named executive officers, is the cornerstone to successfully implementing and achieving our strategic plans. Through the following questions and answers we will explain all material elements of our executive compensation programs:

What are the objectives of our executive compensation programs?

Our compensation philosophy is to provide a strong focus on overall company financial performance, business development and creation of shareholder value. As a growth-oriented and entrepreneurial company, our executive compensation programs are designed to strongly align compensation with corporate performance and the creation of shareholder value. We also seek to compensate our executives at levels that are competitive with peer companies in order to attract, retain and motivate superior quality and highly experienced executives. Accordingly, our executive compensation programs emphasize variable pay in the form of annual and long-term incentive programs which tie a significant portion of an executive’s compensation to our success in achieving key strategic and financial goals.

For our fiscal 2008 executive compensation programs, our human resources and compensation committee retained an independent consultant, Radford Surveys and Consulting, which we refer to as Radford, to gather data regarding the types and amount of compensation that our industry peer companies (which we identify below) and other international retail and consumer companies from which we recruit pay their executives and other key employees. Radford assisted our human resources and compensation committee in the review of relevant data and determination of appropriate executive compensation levels, which we refer to as the Executive Compensation Review. This review provides us with valuable data regarding the compensation level and practices of our peer and other targeted companies, which, in turn, assists us in setting compensation levels at competitive levels. Radford provided a similar Executive Compensation Review for fiscal 2009 as well.

For fiscal 2009, we largely maintained our group of peer companies selected for fiscal 2008 that include both financial services and broader consumer/retail services peers. Our human resources and compensation committee felt that given our retail focus, international operations and growth strategy, we have more sophisticated management needs than our financial services peers. Therefore, our human resources and compensation committee concluded that a broader consumer/retail services peer group is more representative of the caliber of executive talent needed to manage a high growth, multi-location and multi-national business.

We set annual compensation for fiscal 2008 and 2009 based, in part, on a detailed report from Radford that we received in June 2007 and June 2008, respectively. In this report, Radford:

•	described the compensation elements and practices of the peer companies selected by our human resources and compensation committee (identified below);

•	compared the compensation levels of each of our named executive officers and certain other executives with those of our peers; and

•	recommended various long-term incentive vehicles for consideration.

Our Chairman and Chief Executive Officer and our Chief Financial Officer, and our Chairman and Chief Executive Officer with regard to our Chief Financial Officer, provided our human resources and compensation committee with:

•	an assessment of each other named executive officer’s performance contributions for the prior year as well as sustained performance contributions over a number of years; and

•	significant changes in responsibilities delegated to each other named executive officer during the year.

Our human resources and compensation committee considered this information in each instance, and discussed the data and recommendations referenced above with our Chairman and Chief Executive Officer and our Chief Financial Officer, for recommendations for named executive officers other than himself, and representatives from Radford with respect to senior executives’ base pay increases and our annual cash bonus and long-term incentive programs. Our human resources and compensation committee considered all of the inputs described above, as well as additional factors such as retention issues, our short and long-term performance goals and our overall compensation philosophy, and presented its recommendations to our board for each element of compensation then being considered. Based on the empirical compensation data gathered during the Executive Compensation Review and the compensation philosophy and objectives communicated by our human resources and compensation committee, our board discussed, considered and approved these recommendations.

With respect to the compensation of our Chairman and Chief Executive Officer, our human resources and compensation committee is responsible for reviewing and approving the goals and objectives relating to our Chairman and Chief Executive Officer’s compensation, evaluating the performance of our Chairman and Chief Executive Officer in light of such goals and objectives, and setting our Chairman and Chief Executive Officer’s compensation level, perquisites and other benefits based on this evaluation.

What are the principal components of our executive compensation programs?

Our executive compensation programs consist of three key elements: (i) base salary; (ii) performance-based annual bonus, payable in cash; and (iii) long-term incentive compensation, which for fiscal 2008 included grants of restricted stock units, long-term cash incentives and non-elective deferred compensation, and, which for fiscal 2009 included grants of restricted stock units, options to purchase our common stock and long-term cash incentives. Generally, as an executive’s responsibilities increase, our human resources and compensation committee allocates a greater portion of his or her total compensation potential from fixed components such as base salary to variable components such as annual bonus and long-term incentive compensation. We believe this allocation approach reflects our pay-for-performance compensation philosophy because of the greater influence that most of our senior executives have on our annual and long-term business results. Each of these principal components is described in more detail below.

Base Salary:  We use base salary as a significant retention tool that provides executives with a base level of income. Prior to fiscal 2008, base salary determinations for our named executive officers took into account many factors, including:

•	the depth and breadth of an individual’s past business experience;

•	the individual’s current and historical performance and contributions to us;

•	the individual’s future potential with us;

•	the individual’s role and unique skills;

•	consideration of external market data relating to compensation for similar positions at peer companies, adjusted for the scope of responsibilities and the uniqueness of the role; and

•	subjective positional performance criteria.

In addition to the factors described above, the human resources and compensation committee also considered the findings of the Executive Compensation Review in making its base salary determinations for fiscal 2008 and fiscal 2009. Consistent with our compensation objectives of attracting and retaining top executive talent, we believe that the base salaries of our named executive officers should be set at levels which, while not always leading our peer group, are strongly competitive with our peer group. As such, our human resources and compensation committee, Chairman and Chief Executive Officer and our Chief Financial Officer determined that the appropriate base salary target for our named executive officers should be the 50th percentile of all selected peers, with the ability to move to approximately the 60th percentile based on the depth and breadth of the business experience of the individual executive and the importance of the position within our organization. Given our international business model, we seek executive talent with large, international public company experience, and prefer executive talent with substantial consumer retail experience. Therefore, we consider benchmarking against the consumer/retail services industries to be more relevant than specialized financial services companies. We have found that benchmarking our executive pay to this broader industry group has enabled us to attract and retain the highest caliber executives from that group.

Based upon the peer group review, for fiscal 2008, it was determined that the base salary of Mr. Underwood was significantly below the targeted percentile, and, after taking into account his respective role and level of responsibility within our organization as well as his expected contributions to our long-term business strategies and objectives, our human resources and compensation committee determined that an increase in Mr. Underwood’s base salary with respect to fiscal 2008 was needed to narrow the gap between his current base salary at the time of the increase and the base salary at the targeted percentile of our peer group. We also increased the base salary of Mr. Hibberd for fiscal 2008 to maintain his salary with the targeted percentile of our peer group, after taking into account his role and level of responsibility within our organization as well as his expected contributions to our long-term business strategies and objectives. For fiscal 2009, we increased the base salaries for each of Messrs. Underwood, Miller and Hibberd, respectively, to maintain the executive’s salary with the targeted percentile of our peer group, after taking into account each of their respective roles and levels of responsibility within our organization as well as each of their expected contributions to our long-term business strategies and objectives. In fiscal 2008, we entered into a new employment agreement with Mr. Weiss. Mr. Weiss’ new employment agreement provided for an increase in base salary in fiscal 2008 as discussed in more detail below under the heading “— Employment Agreement with our Chairman and Chief Executive Officer.”

We did not increase Mr. Franchuk’s base salary for fiscal 2008 or 2009. Mr. Franchuk was promoted to the position of Executive Vice President and Chairman-National Money Mart Company effective January 1, 2007 and his base salary was increased at that time to C$400,000 to reflect the expanded responsibilities of his new position as well as past performance and market conditions.

Mr. Gayhardt resigned his employment with us as our President, Secretary and as a member of our board, effective May 31, 2008. In connection with his resignation, our board and human resources and compensation committee approved the extension of the expiration date to November 30, 2008 of certain stock options granted to Mr. Gayhardt pursuant to our 1999 Stock Incentive Plan and our 2005 Stock Incentive Plan. On June 1, 2008, we entered into a consulting agreement with Mr. Gayhardt as explained below under “— Narrative Disclosure Relating to Summary Compensation Table and Grants of Plan-Based Awards Table — Donald Gayhardt.”

Based on the factors described above, our human resources and compensation committee approved the following changes to the annual base salary of our named executive officers for fiscal 2008 and fiscal 2009:

							% Increase		% Increase
	Fiscal 2007		Fiscal 2008		Fiscal 2009		(Fiscal 2007 —		(Fiscal 2008 —
Executive	Salary		Salary(1)		Salary(2)		Fiscal 2008)		Fiscal 2009)

Jeffrey A. Weiss		$775,000		$850,000		$850,000	9.7%		—
Randy Underwood		$311,000		$420,000		$445,000	35.0	%(3)	5.9%
Donald Gayhardt(4)		$475,000		$475,000		—	—		—
Norm Miller(5)		$425,000		$425,000		$450,000	—		5.9%
Sydney Franchuk(6)	C$	400,000	C$	400,000	C$	400,000	—		—
Roy Hibberd		$245,000		$250,000		$262,500	2.0%		5.0%

(1)	Other than with respect to Mr. Weiss and Mr. Underwood, fiscal 2008 salary increases were effective as of July 1, 2007. Mr. Weiss’ salary increase was effective as of October 5, 2007, which was the effective date of his new employment agreement. The human resources and compensation committee approved an increase of

Mr. Underwood’s base salary from $311,000 to $365,000 effective July 1, 2007 and from $365,000 to $420,000 effective January 1, 2008.

(2)	Fiscal 2009 salary increases were effective as of July 1, 2008.

(3)	Reflects annual performance review and salary adjustment as executive was significantly below the targeted percentile of peer groups.

(4)	Mr. Gayhardt resigned his employment with us effective May 31, 2008.

(5)	Mr. Miller joined us as our Executive Vice President and Chief Operating Officer on April 2, 2007.

(6)	Reflected in Canadian dollars. Base salary reflects current employment contract dated April 9, 2007.

Annual Bonus:  Our annual cash bonus program for our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer is referred to as our Executive Management Bonus Program. Our annual cash bonus program for our other key management employees is referred to as our Key Management Bonus Program. Each of our named executive officers is eligible to receive a target annual cash incentive award, expressed as a percentage of his base salary, under the applicable program. In general, participants in the Key Management Bonus Program fall within grade levels depending on position title, level of responsibility and scope of duties. Generally, an executive’s target bonus opportunity increases as they progress in grade level. However, for each of our named executive officers other than our Chairman — National Money Mart, the target awards are dictated by their respective employment agreements.

Each named executive officer’s annual bonus, other than Mr. Franchuk’s, is determined solely based on the extent to which we achieve our consolidated targeted annual earnings before income taxes, depreciation, amortization and other items, which we refer to as EBITDA. Mr. Franchuk’s annual bonus is determined in part based on the extent to which our Canadian retail operations achieves its EBITDA target and in part based on the extent to which we achieve our targeted consolidated EBITDA target. The annual bonus program is designed to be linked to the achievement of targeted EBITDA to motivate our named executive officers to improve our overall profitability.

The tables below summarize the annual cash bonuses for our named executive officers for fiscal 2008 as approved by our human resources and compensation committee:

Fiscal 2008 Annual Bonuses for Named Executive Officers

Bonus Opportunity:

	Base Bonus Opportunity		Stretch Bonus Opportunity		Total Bonus Opportunity for
	as a Percentage of Salary		as a Percentage of Salary		Fiscal 2008
	Business	Company	Business	Company		Amount
	Unit	Consolidated	Unit	Consolidated	% of Base	in Local
Executive	EBITDA	EBITDA	EBITDA	EBITDA	Salary	Currency

Jeffrey A. Weiss	N/A	100%	N/A	50%	150%		$1,275,000
Donald Gayhardt(1)	N/A	N/A	N/A	N/A	N/A		N/A
Randy Underwood	N/A	80%	N/A	80%	160%		$672,000
Norm Miller	N/A	80%	N/A	80%	160%		$680,000
Sydney Franchuk	40%	20%	30%	30%	120%	C$	480,000
Roy Hibberd	N/A	45%	N/A	45%	90%		$225,000

(1)	Mr. Gayhardt resigned effective May 31, 2008 and is not eligible for the fiscal 2008 annual bonus.

Bonus Achieved:

	Base Bonus Achieved as a		Stretch Bonus Achieved		Total Bonus Achieved for
	Percentage of Salary		as a Percentage of Salary		Fiscal 2008
		Company		Company
	Business	Consolidated	Business	Consolidated		Amount
	Unit	EBITDA	Unit	EBITDA	% of Base	in Local
Executive	EBITDA	Results	EBITDA	Results	Salary	Currency

Jeffrey A. Weiss	N/A	100%	N/A	33.461%	133.461%		$1,134,421
Donald Gayhardt(1)	N/A	N/A	N/A	N/A	N/A		N/A
Randy Underwood	N/A	80%	N/A	53.536%	133.536%		$560,851
Norm Miller	N/A	80%	N/A	53.536%	133.536%		$567,528
Sydney Franchuk	24.0%	20.0%	0%	20.076%	64.076%	C$	256,304
Roy Hibberd	N/A	45%	N/A	30.114%	75.114%		$187,786

(1)	Mr. Gayhardt resigned effective May 31, 2008 and is not eligible for the fiscal 2008 annual bonus.

Other than as described above, the annual EBITDA targets are based on certain internal financial goals set by our human resources and compensation committee in connection with the consideration and approval of our annual operating plan. These internal financial goals involve confidential strategic, commercial and financial information which, if disclosed, may result in competitive harm to us. However, we have found that the internal financial goals, although not guaranteed, were capable of being achieved if our named executive officers met or exceeded their individual objectives, if we performed according to our annual operating plan and if the assumptions in our annual operating plan proved correct.

Final bonus payments are determined and paid after the completion of our fiscal year audit. On August 28, 2008, the board approved the payment of fiscal 2008 bonuses in accordance with the previously approved plan for our named executive officers. These amounts are set forth in the table above and in the “Summary Compensation Table” below.

On June 26, 2008, our human resources and compensation committee approved a cash bonus plan for fiscal 2009 for certain members of our executive management team and key personnel to be based upon EBITDA operating targets. The target bonus award and maximum bonus opportunity for each of our named executive officers are as follows: Mr. Weiss, 100% and 150%, respectively, Mr. Underwood, 80% and 160%, respectively, Mr. Miller, 80% and 160%, respectively, Mr. Franchuk, 60% and 120%, respectively, and Mr. Hibberd, 45% and 90%, respectively.

Special Retention Bonus:  In July 2007, the human resources and compensation committee and the board authorized the grant of special retention cash bonus awards to certain members of management, including an award to Randy Underwood in an amount equal to $200,000, which we refer to as the special bonus award. These individuals, including Mr. Underwood, possess industry expertise and company knowledge that the committee believes is critical to our success and these awards are intended to enhance the likelihood that we retain the services of these management personnel. One-third of the special bonus award was vested and paid upon issuance, one-third was vested and paid on June 30, 2008, and the remaining one-third will vest as of, and be paid on or about, June 30, 2009, subject to Mr. Underwood’s continued employment by us through the applicable payment date and satisfactory performance of his job duties and responsibilities.

Long-Term Incentive Compensation:  Historically, our equity-based awards to executives have taken the form of restricted common shares or options to purchase our common stock under our 1999 Equity Incentive Plan and our 2005 Equity Incentive Plan. In November 2007, we began to grant awards under our 2007 Equity Incentive Plan. Awards were recommended by our Chairman and Chief Executive Officer and human resources and compensation committee and based on discretionary factors including but not limited to an executive’s position, level and breadth of responsibility, and significant contributions to us.

At the end of each of June 2007 and 2008, our human resources and compensation committee approved the adoption of a long-term incentive program for fiscal 2008 and fiscal 2009, respectively, which we refer to as the LTIP. The LTIP is intended to achieve the following objectives:

•	to enhance our ability to attract and retain desired talent;

•	to reward both achievement of annual goals as well as sustained performance over time;

•	to align executives’ interests with shareholders’ interests;

•	to limit shareholder dilution; and

•	to assist executives in planning for retirement.

A number of alternatives were considered for the LTIP and after evaluating the various alternatives in light of our long-term incentive compensation objectives, our human resources and compensation committee determined that including restricted stock units, non-qualified options to purchase shares of our common stock, and long-term cash incentives in our LTIP for fiscal 2009 and restricted stock units, long-term cash incentives and non-elective deferred compensation contributions in our LTIP for fiscal 2008 allowed us the opportunity to achieve the largest number of these objectives. For fiscal 2008, availability was limited under our then existing equity award plan to include non-qualified options to purchase shares of our common stock in our LTIP and deferred compensation contributions were utilized instead. In November 2007, our 2007 Equity Incentive Plan was approved by our shareholders allowing us to utilize stock options in our LTIP for fiscal 2009.

All of our named executive officers participate in the LTIP, except for Mr. Weiss who is granted awards pursuant to the terms of his employment agreement.

The program parameters for each of the components are as follows:

Restricted Stock Units and Non-Qualified Stock Options:  Restricted stock unit awards for each of fiscal 2008 and 2009 and option awards for 2009 were granted by our human resources and compensation committee on June 28, 2007 and June 26, 2008, respectively, and vest ratably on a quarterly basis over a three-year period beginning with the quarter ending September 30 after grant, thereby achieving a desired balance between short-term and long-term retention objectives for our key management and executives. For fiscal 2008, we did not grant any awards of options to purchase shares of our common stock pursuant to the LTIP.

Long-Term Cash Incentives:  Awards for fiscal 2008 were granted by our human resources and compensation committee on June 28, 2007 and vest ratably on an annual basis over a three-year period, provided that we meet our annual strategic objectives as determined by our board for the applicable fiscal year. Awards for fiscal 2009 were granted by our human resources and compensation committee on June 26, 2008 and vest ratably on an annual basis over a three-year period, provided that we meet certain EBITDA targets (which are the same as with the annual bonus program discussed above) and/or other strategic objectives as set by our board for fiscal 2009 and the named executive officer remains employed with us on each respective payment date over the three year period.

Non-Elective Deferred Compensation:  For fiscal 2008, contributions were effective July 1 and vest ratably on an annual basis over a three-year period, provided that we meet our strategic objectives as determined by our board for the fiscal year preceding each June 30 vesting date in the three year cycle. For fiscal 2009, we did not grant any deferred compensation pursuant to the LTIP.

The human resources and compensation committee intends to review the LTIP program each fiscal year to determine whether, and to what extent, awards under the LTIP will be granted in subsequent fiscal years.

For fiscal 2008, long-term incentives were provided to our named executive officers in the form of restricted stock units, long term cash and contributions to the executive’s deferred compensation account as follows:

	Restricted				Restricted		Long Term		Deferred
Executive	Shares		Options		Stock Units		Cash		Compensation

Jeffrey A. Weiss	12,481	(1)	16,118	(1)	0		0		0
Donald Gayhardt	0		0		0		0		0
Randy Underwood	0		0		14,000	(2)	$200,000	(3)	$100,000	(3)
Norm Miller	0		0		14,000	(2)	$200,000	(3)	$100,000	(3)
Sydney Franchuk	0		0		8,000	(2)	$120,000	(3)	$60,000	(3)
Roy Hibberd	0		0		3,000	(2)	$60,000	(3)	$30,000	(3)

(1)	Awards vest in equal annual installments over a three year period beginning November 15, 2007 subject to Mr. Weiss remaining employed with us through the applicable vesting date. Such awards were granted pursuant to Mr. Weiss’ employment agreement with us.

(2)	Awards vest in equal quarterly installments over a twelve quarter period beginning with the quarter ending September 30, 2007, subject to the named executive officer remaining employed with us through the applicable vesting date.

(3)	Awards are effective July 1, 2007 and vest ratably on an annual basis over a three-year period, provided that we meet our strategic objectives as established by the board for the fiscal year preceding each June 30 vesting date in the three year cycle.

On June 26, 2008, our human resources and compensation committee determined that we met our strategic objectives for fiscal 2008 pursuant to our LTIP.

For fiscal 2009, our named executive officers received the following LTIP awards:

	Restricted Stock		Long-Term
Executive	Units(1)	Options(1)	Cash(2)

Randy Underwood	12,500	31,250	$240,000
Norm Miller	12,500	31,250	$240,000
Sydney Franchuk	5,000	12,500	$96,000
Roy Hibberd	3,125	7,800	$60,000

(1)	Awards are granted under our 2007 Stock Incentive Plan, are effective July 1, 2008, and vest ratably on a quarterly basis over a three-year period beginning with the quarter ending September 30, 2008, subject to the named executive officer remaining employed with us through the applicable vesting date.

(2)	Awards are effective July 1, 2008 and vest on an annual basis over a three-year period, provided that we meet our annual EBITDA target and/or strategic objectives as determined by our board for the fiscal year ending June 30, 2009 and the named executive officer remains employed with us on each respective payment date — June 30, 2009, June 30, 2010 and June 30, 2011.

Deferred Compensation Plan

Certain of our key executives, including our named executive officers, are eligible to participate in our executive Deferred Compensation Plan, which is referred to in this proxy as the Deferred Compensation Plan. The Deferred Compensation Plan provides participants with the opportunity to save and accumulate additional income on a pre-tax basis which otherwise would be lost under our tax qualified 401(k) plan on account of Internal Revenue Code provisions which limit the compensation that may be taken into account, and the benefits that may be accrued under, a qualified plan.

Similar to a qualified 401(k) plan, the Deferred Compensation Plan enables participants to defer a percentage of their base salary and or bonus compensation and to choose how such deferred amounts are invested. Furthermore, as with our 401(k) plan, the Deferred Compensation Plan allows participants to earn a rate of return, based on the participant’s investment elections, on their account balance on a tax-deferred basis. In addition, the Deferred Compensation Plan offers the flexibility of saving for retirement or for a shorter period of time. From time-to-time, we may make discretionary contributions to the Deferred Compensation Plan on the executive’s behalf. These contributions are subject to vesting conditions as established by our board.

Employment Agreement with our Chairman and Chief Executive Officer

Following the completion of fiscal 2007, we entered into discussions with Mr. Weiss, our Chairman and Chief Executive Officer, regarding the renewal of his employment agreement, the term of which was to expire in December 2007. In contemplation of these discussions, the human resources and compensation committee of the board engaged Frederic W. Cook & Co., Inc., which we refer to as Cook, a nationally recognized independent executive compensation consultant, to conduct an assessment of the competitiveness of the total compensation package for our Chairman and Chief Executive Officer. Cook provided our human resources and compensation committee with relevant market data based on our selected peer group, guidance to determine which compensation alternatives were available to us and assistance with the negotiation of Mr. Weiss’ new employment agreement. On October 5, 2007, we concluded our discussions with Mr. Weiss and entered into a new employment agreement with him.

The human resources and compensation committee reviewed information provided by Cook, and considered its recommendations to determine the appropriate level and mix of fixed cash and incentive compensation for our Chairman and Chief Executive Officer. Based upon the overall compensation paid to chief executive officers of our peers, Mr. Weiss’ role and responsibilities, our success in meeting our financial goals during the period of time that Mr. Weiss has been our Chairman and Chief Executive Officer, including the appreciation of our common stock during such time, the board’s and the human resources and compensation committee’s assessment of Mr. Weiss’ individual performance, the length of Mr. Weiss’ employment by us, and Mr. Weiss’ prior compensation levels, our human resources and compensation committee determined that it would be appropriate to pay Mr. Weiss a targeted total annual compensation opportunity (based in part on our performance) at the 62nd percentile compared to the chief executive officers of our selected peer group.

Under the terms of his employment agreement, Mr. Weiss will receive an annual base salary of $850,000 and an annual target bonus opportunity based on the achievement of certain metrics as determined by our human resources and compensation committee, equal to 100% of his base salary (with the ability to receive a maximum bonus of 150% of his base salary). In November of each year, Mr. Weiss will also be entitled to receive an annual equity award in the form of either options to purchase shares of our common stock or restricted shares of our common stock, as determined by our human resources and compensation committee in its discretion, in an amount equal to 100% of the annual bonus earned for the immediately preceding fiscal year. The number of options or restricted shares subject to this annual equity award will be determined by dividing the target dollar value to be granted by the fair value of the award, as determined in accordance with generally accepted accounting principles. The annual equity award will vest in equal annual installments over three years, subject to acceleration in the event Mr. Weiss’ employment is terminated without Cause, for Good Reason or as a result of his death, Disability or Retirement (all as further defined in his employment agreement). Mr. Weiss received his fiscal 2008 equity award on November 15, 2007. The number of shares of our common stock subject to this award was determined in the manner described above, with reference to the annual bonus he earned for fiscal 2007, or $612,003.

In making its compensation decisions, our human resources and compensation committee compared the total target compensation opportunity against our selected peer group. In addition, our human resources and compensation committee believes that the mix between fixed cash compensation and variable performance-based compensation provided for in Mr. Weiss’ employment agreement is consistent with our compensation objectives, namely, to align pay with corporate performance and the creation of stockholder value and to retain and motivate superior performance by compensating our Chairman and Chief Executive Officer at a level competitive with our selected peer group.

In addition, in recognition of Mr. Weiss’ service on our board, including his service as Chairman, and in recognition of Mr. Weiss’ prior and future service to us, Mr. Weiss will be entitled pursuant to the terms of his employment agreement to receive a supplemental retirement benefit (which we refer to as the Capstone Award) of $300,000 per year, less applicable tax withholding, during his lifetime. Upon Mr. Weiss’ death, his spouse will be entitled to receive $150,000 per year, less applicable tax withholding, for her lifetime. The Capstone Award will become payable to Mr. Weiss (and/or his spouse) in the event his employment with us (i) terminates due to his Retirement (as further defined in his employment agreement), or (ii) is terminated without Cause, for Good Reason or as a result of his death or Disability. If a Change in Control occurs and the Capstone Award has already commenced, any unpaid Capstone Award shall be paid in the form of an actuarially equivalent lump sum within 60 days of such Change in Control. If upon a Change in Control the Capstone Award has not yet commenced, the Capstone Award will be paid in the form of an actuarially equivalent lump sum within 60 days of the date such benefit would have otherwise become payable. If prior to the occurrence of a Change in Control, Mr. Weiss terminates his employment with us without Good Reason (provided that such termination is not by reason of his Retirement) or we terminate his employment for Cause, neither Mr. Weiss nor his spouse will be entitled to receive any Capstone Award. Based on Cook’s assessment of the competitiveness of the total compensation package offered to Mr. Weiss compared to that of the chief executive officers of our selected peer group, our human resources and compensation committee believed that it was important to provide Mr. Weiss with this supplemental retirement benefit.

Under Mr. Weiss’ employment agreement, we will continue to provide him with health, welfare and tax qualified retirement benefits generally available to our other senior management employees and, in addition: (i) a monthly auto allowance, (ii) reimbursement of up to $100,000 annually for the payment of premiums for a life insurance policy on Mr. Weiss of which his designees are the beneficiaries, (iii) reimbursement of tax and financial planning costs, not to exceed $10,000 annually, (iv) uninsured medical and dental costs, not to exceed $15,000 annually, and (v) five weeks paid vacation.

In addition to the changes described above, Mr. Weiss’ employment agreement provides for certain payments upon a termination of employment and a change in control, as discussed in more detail below under the heading “Potential Payments upon Termination or Change in Control.”

Employment Agreement with our Chief Financial Officer

On May 15, 2008, we entered into an amended and restated employment agreement with Mr. Underwood pursuant to which Mr. Underwood’s annual salary and target cash bonus amount were increased to be consistent with that which was currently in effect, and we agreed to provide Mr. Underwood a retention bonus and retiree medical coverage. For a description of Mr. Underwood’s employment agreement see below under “— Narrative Disclosure Relating to Summary Compensation Table and Grants of Plan-Based Awards Table — Randy Underwood.”

•	What do we seek to reward and accomplish through our executive compensation programs?

We believe that our compensation programs, collectively, should enable us to attract, retain and motivate high quality executives with international and public company experience. We provide annual bonus awards primarily to motivate key employees to meet business unit and corporate annual performance targets that take into account and enhance our performance. We evaluate our performance by reference to our annual performance targets as compared to our annual internal EBITDA goals. We design long-term incentive awards primarily to retain as well as to motivate and reward key employees over longer periods, generally ranging up to three years. Through vesting and forfeiture provisions that we include in annual awards of stock options, restricted stock units, and long-term cash incentives, we provide an additional incentive to executives to act in furtherance of our long-term and our shareholder’s interests.

•	Why have we selected each principal component of our executive compensation programs?

We have selected programs that we have found are commonly used by international public companies, both within and outside of our industry, because we have found commonly used programs are well understood by our shareholders, our executives, executives we seek to hire, and analysts and credit rating agencies. Moreover, we selected each program only after we first confirmed, with the assistance of outside professional advisors, that the program comports with settled legal and tax rules.

•	How do we determine the amount of each principal component of compensation to our executives?

Our human resources and compensation committee exercises judgment and discretion in setting compensation for our senior executives only after it has first reviewed industry data and peer company practices, addressed targeted compensation with an independent compensation consultant, evaluated the recommendations of our Chairman and Chief Executive Officer and Chief Financial Officer, and evaluated our corporate performance. Our human resources and compensation committee has generally attempted to set our executive compensation as a whole within the middle range of comparative pay at peer group companies as described in more detail below under the heading “To what extent do we benchmark total compensation and material elements of compensation and what are the benchmarks that we use?”

We are currently parties to an employment agreement with each of our named executive officers which provides that their salary and target annual bonus percentage is at a fixed rate agreed between the parties, and therefore, this component cannot be reduced at the discretion of our human resources and compensation committee.

•	What specific items of corporate performance do we take into account in setting compensation policies and making compensation decisions?

Historically, achievement of our targeted EBITDA at the consolidated and business unit levels have been the primary incentive targets under our annual bonus and long-term incentive compensation programs. For purposes of determining whether annual EBITDA targets have been achieved, our human resources and compensation committee may make adjustments to our EBITDA results in any objective manner it deems appropriate in its discretion to take into account the impact of extraordinary or non-recurring events such as a significant investment, disposition or acquisition.

Additionally, under our 2008 fiscal LTIP, we make payments for the long-term cash and deferred compensation components only if we meet certain strategic objectives for fiscal 2008, fiscal 2009 and fiscal 2010 as determined by our board. Under our 2009 fiscal LTIP, we make payments for the long-term cash compensation component if we meet certain EBITDA targets and/or other strategic objectives as set by our board and the named executive officer remains employed with us on each respective payment date, June 30, 2009, June 30, 2010 and June 30, 2011.

•	What factors do we consider in decisions to increase or decrease compensation materially?

As stated above under the heading “How do we determine the amount of each principal component of compensation to our executives,” we have contractual commitments with each of the named executive officers to pay a rate of base salary and annual target bonus mutually agreed upon as a result of the arms length negotiation of each named executive officer’s employment agreement with us, thereby limiting our ability to decrease those components of their compensation during the respective terms of their employment agreements. The factors that we consider in decisions to increase compensation include the individual performance of the executive, our corporate performance, and the annual benchmarking initiatives as discussed throughout this Compensation Discussion and Analysis.

•	How do accounting considerations impact our compensation practices?

Prior to implementation of a compensation program and awards under the program, we evaluate the cost of the program and awards in light of our current performance and anticipated budgeted performance. We also review the design of compensation programs to assure that the recognition of expense for financial reporting purposes is consistent with our financial modeling. We designed our fiscal 2008 and fiscal 2009 programs so that overall costs fell within a budgeted dollar amount and, that the awards under those programs would be accounted for under standards governing equity-based arrangements and, more specifically, so that they would be afforded fixed treatment under those standards.

•	How do tax considerations impact our compensation practices?

Prior to our implementation of a compensation program and awards under the program, we evaluate the Federal and international income tax consequences, both to us and to our executives, of the contemplated program and awards. Before approving a program, our human resources and compensation committee receives an explanation from our outside professionals as to the tax treatment of the program and awards under the program, and assurances from our outside professionals that the tax treatment should be respected by taxing authorities.

Section 162(m) of the Internal Revenue Code limits our tax deduction each year for compensation to each of our Chairman and Chief Executive Officer and our three other highest paid executive officers (not including our Chief Financial Officer) to $1 million unless, in general, the compensation is paid under a plan that is performance-related, non-discretionary and has been approved by our shareholders. Our human resources and compensation committee monitors, and will continue to monitor, the effect of Section 162(m) on our compensation programs; however, given our significant net operating losses, we have not attempted to structure compensation to be fully deductible under Section 162(m).

We adopted our Deferred Compensation Plan primarily for our U.S. executives to provide them with an opportunity to save for the future without paying a current tax on the deferred amounts.

•	Why have we entered into agreements with named executive officers that provide for post-employment payments following a change-in-control?

We have found it is in our best interest to have agreements with our named executive officers to assure that we will have the continued dedication and objectivity of those individuals, notwithstanding the possibility, threat or occurrence of a change in control. The agreements with our Chairman and Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, General Counsel, and Chairman of National Money Mart Company provide for post-employment payments following a change in control as described in the “— Payments upon Termination of Employment and Change in Control” section below.

•	To what extent do we benchmark total compensation and material elements of compensation and what are the benchmarks that we use?

As discussed previously, in setting compensation for our named executive officers for fiscal 2008 and 2009, our human resources and compensation committee compared the elements of total compensation to compensation provided by peer groups of industry, financial services and broader consumer/retail services peers, preferably with international operations. Our human resources and compensation committee used peer group data primarily as a frame of reference to set executive compensation as a whole within the middle range of comparative pay at the peer group companies. As described above, for fiscal 2008 and 2009, our human resources and compensation committee selected industry, financial services and broader consumer/retail services peers as we have found that such companies are frequently more reflective of the companies with which we compete for executive talent than our industry peers. These peer companies are listed in alphabetical order below:

Industry Peers	Financial Services Peers	Retail Peers

Advance America	Coinstar, Inc.	Aeropostale, Inc. (fiscal 2009 only)
Cash America International, Inc.	Compucredit Corporation*	Aaron Rents, Inc. *
EZCorp, Inc.	eFunds Corporation (fiscal 2008 only)	American Eagle Outfitters, Inc.
First Cash Financial Services, Inc.	Euronet Worldwide, Inc.
Global Cash Access Holdings, Inc.
Global Payments, Inc.
Heartland Payment Systems, Inc. (fiscal 2009 only)
Jackson Hewitt Tax Services, Inc.* MoneyGram International, Inc.*
Ocwen Financial Corp.	Applebee’s International, Inc. (fiscal 2008 only)
Cheesecake Factory, Inc.
Collective Brands, Inc. (fiscal 2009 only)
Denny’s Corp.
Dick’s Sporting Goods, Inc.
Dollar Thrifty Automotive Group, Inc. (fiscal 2009 only)
O’Reilly Automotive, Inc.
Payless Shoe Source, Inc. (fiscal 2008 only)
Rent-A-Center, Inc.*
Ruby Tuesday, Inc.
Urban Outfitters, Inc. (fiscal 2009 only)

*	Services our customer demographic base

•	Do we have a policy regarding the recovery of awards or payments if corporate performance measures upon which awards or payments are based are restated or adjusted in a manner that would reduce the size of an award or payment?

We have not adopted a policy that provides for recovery of an award if a performance measure used to calculate the award is subsequently adjusted in a manner that would reduce the size of the award. Although we have not previously experienced any such restatements or adjustments, if we were to experience such an adjustment, our human resources and compensation committee would assess the circumstances relating to the adjustment and take such actions as it believes to be appropriate.

•	What is the role of our executive officers in the compensation process?

Our human resources and compensation committee meets periodically with our Chairman and Chief Executive Officer and our Chief Financial Officer to address executive compensation, including the rationale for our compensation programs and the efficacy of the programs in achieving our compensation objectives. Our human resources and compensation committee invites representatives of an independent compensation consulting firm (Radford) to join pertinent meetings and occasionally requests one or more other members of senior management to participate in certain meetings. Through these meetings our human resources and compensation committee directs senior management and the compensation consultant to provide industry data, including levels and forms of compensation provided at peer companies, and legal, tax and financial analyses and counsel. Our human resources and compensation committee also relies on senior management to evaluate compensation programs to assure that they are designed and implemented in compliance with laws and regulations, including SEC reporting requirements. Our human resources and compensation committee principally relies on the recommendations of our Chairman and Chief Executive Officer regarding the performance of his direct reports. At meetings held in June 2007 and 2008, our human resources and compensation committee received recommendations from our Chairman and Chief Executive Officer regarding salary adjustments and long-term incentive awards for our executive officers other than himself. Our human resources and compensation committee accepted these recommendations after concluding that the recommendations comported with our human resources and compensation committee’s objectives and philosophy and it’s evaluation of our performance, and industry and other supporting data.

Human Resources and Compensation Committee Report

Our human resources and compensation committee has reviewed and discussed the Compensation Discussion and Analysis with our management and, based on the review and discussion, recommended to our board that the Compensation Discussion and Analysis be included in this proxy statement and thereby incorporated by reference into our Annual Report on Form 10-K. The board accepted the human resources and compensation committee’s recommendation. This report is made by the undersigned members of the human resources and compensation committee:

Kenneth Schwenke (Chair)
John Gavin
Michael Kooper

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

Human Resources and Compensation Committee Process and Procedures

Our human resources and compensation committee’s charter has been approved by our board upon the recommendation of our corporate governance and nominating committee. Our human resources and compensation committee and corporate governance and nominating committee review the charter no less frequently than annually. Under its charter, our human resources and compensation committee’s responsibilities include:

•	Review and approve our goals and objectives relating to the Chairman and Chief Executive Officer’s compensation, evaluate the performance of the Chairman and Chief Executive Officer in light of such goals and objectives, and set the Chairman and Chief Executive Officer’s compensation level, perquisites and other benefits based on this evaluation.

•	In consultation with our Chairman and Chief Executive Officer, review and approve the compensation, perquisites and other benefits (including, but not limited to, (i) annual base salary level, (ii) annual incentive compensation, (iii) long-term incentive compensation, (iv) employment, severance and change-in-control agreements, if any, and (v) retirement benefits, if any) for each of our executive officers, including the named executive officers, in each such case taking into account the recommendations of the Chairman and Chief Executive Officer and such other information as the human resources and compensation committee believes appropriate.

•	Periodically review and approve new compensation programs for our executive officers; review annually our executive compensation programs to determine whether they are properly coordinated and achieving their intended purposes; and establish and periodically review policies for the administration of executive compensation programs.

•	Review and recommend to our board the appropriate structure and amount of compensation for the non-employee directors.

•	Establish and periodically review policies in the area of senior management perquisites.

•	Review and approve material changes in our employee benefit plans; make recommendations to our board generally with respect to incentive-compensation plans, equity-based plans and deferred compensation plans; establish criteria for the granting of options and other stock-based awards to our executive officers and other employees and review and approve the granting of options and other stock-based awards to our executive officers, including administering our 1999 stock incentive plan, our 2005 stock incentive plan, our 2007 equity incentive plan and any other incentive-compensation plans, equity-based plans and deferred compensation plans; and administer our incentive and equity-based plans and programs.

•	Review and approve the terms of any employment agreement executed by us with an executive officer, including any of our named executive officers.

•	Exercise sole authority to retain, and terminate, any third party consultants to assist in the evaluation of director, Chairman and Chief Executive Officer or executive compensation and exercise sole authority to approve such consultant’s fees and other retention terms.

•	Review and reassess annually the adequacy of the human resources and compensation committee charter and recommend any proposed changes to our board and annually evaluate its own performance.

•	Review the Compensation Discussion and Analysis, which we refer to as the CD&A, section to be included in our annual proxy statement or other report or filing, discuss the CD&A with our management, and recommend to our board that the CD&A be included in our annual report on Form 10-K and/or proxy statement.

•	Review our succession planning process for our Chairman and Chief Executive Officer and all executive officers and make recommendations to our board regarding succession planning issues.

In the questions and answers set forth above under the caption “Compensation Discussion and Analysis” we have addressed the role of executive officers in the executive compensation process. See the question “What is the role of our executive officers in the compensation process?” With respect to compensation of directors, the role of our executive officers is limited to furnishing such industry data, summaries and legal and financial analyses as the human resources and compensation committee requests from time to time.

Our human resources and compensation committee has engaged Radford to provide it with peer group and industry compensation data and advice on compensation best practices. The instructions given by our human resources and compensation committee to Radford will vary yearly but typically will include a request: (i) that the firm prepare an executive compensation peer group analysis that covers our senior executives, (ii) that the firm compile current data with regard to industry compensation trends and practices and (iii) for a recommendation as to ranges for base salary, annual incentives and long-term incentives for executives officers and directors. Pursuant to the terms of its engagement by our human resources and compensation committee, Radford is directed to recommend programs that are fair, reasonable and balanced and designed to attract, retain, motivate and reward executives for performance, while closely aligning the interests of executives with those of shareholders.

Summary Compensation Table

The following table sets forth summary information concerning compensation of our principal executive officer and principal financial officer, each of the next three most highly compensated current executive officers, and one additional executive officer who would have otherwise qualified as one of our three most highly compensated executive officers but for the fact that he was not serving as an executive officer as of June 30, 2008, whose total compensation (excluding any compensation as a result of a change in pension value and non-qualified deferred compensation earnings) exceeded $100,000 during fiscal 2008. We refer to these persons in this proxy statement as our named executive officers.

									Change in
									Pension Value
									and
							Non-Equity		Nonqualified
					Stock	Option	Incentive Plan		Deferred		All Other
Name and		Salary		Bonus	Awards	Awards	Compensation		Compensation		Compensation	Total
Principal Position	Year	($)		($)	($)(2)	($)(3)	($)		Earnings		($)(16)	($)

Jeffrey A. Weiss,	2008	$831,044	(1)	—	$110,574	$82,688	$1,134,421	(4)	$2,848,353	(15)	$208,986	$5,216,066
Chairman of the Board and Chief Executive Officer	2007	$775,000	(1)	—	$34,076	—	$612,003	(9)	—		$261,951	$1,683,030
Randy Underwood,	2008	$392,500	(1)	—	$184,924	$62,886	$660,851	(5)	$1,336,026	(15)	$253,960	$2,891,147
Executive Vice President and Chief Financial Officer	2007	$311,000	(1)	—	$51,784	$100,799	$370,271	(10)	—		$82,907	$916,761
Norman Miller,	2008	$425,000	(1)	—	$133,140	$293,967	$667,528	(6)	—		$27,410	$1,547,045
Executive Vice President and Chief Operating Officer
Sydney Franchuk,	2008	$396,296		—	$224,384	$55,025	$313,931	(7)	—		$33,393	$1,023,029
Executive Vice President and Chairman — National Money Mart Company(13)	2007	$298,207		$108,488	$96,984	$88,199	$367,384	(11)	—		$39,502	$998,764
Roy Hibberd,	2008	$250,000		—	$61,018	$83,165	$217,786	(8)	—		$18,566	$630,535
Senior Vice President, General Counsel and Secretary
Donald Gayhardt,	2008	$435,417	(1)	—	$78,094	—	—		—		$495,936	$1,036,867
Former President, Secretary and Director(14)	2007	$475,000	(1)	—	$85,194	—	$375,099	(12)	—		$12,642	$947,935

(1)	Includes salary deferred by the named executive officer under our Deferred Compensation Plan. Payment of such salary is deferred until retirement, or in some instances, until a specified date prior to retirement.

(2)	The amounts shown in this column reflect the dollar amount recognized for financial statement reporting purposes for fiscal 2007 and fiscal 2008, respectively, in accordance with FAS 123(R), of awards pursuant to our equity compensation plans and therefore include amounts from awards granted in and prior to fiscal 2007 and in and prior to fiscal 2008, respectively.

(3)	The amounts shown in this column reflect the dollar amount recognized for financial statement reporting purposes for fiscal 2007 and fiscal 2008, respectively, in accordance with FAS 123(R) of awards pursuant to our equity compensation plans and therefore include amounts from awards granted in and prior to fiscal 2007 and in and prior to fiscal 2008, respectively. The valuation assumptions used in the calculation of this amount are described in Note 4 to our financial statements included in our Annual Report on Form 10-K for fiscal 2007 and fiscal 2008, respectively.

(4)	Consists of a $1,134,421 cash bonus award pursuant to an employment agreement, which is determined solely based on the extent to which we achieved our fiscal 2008 consolidated targeted annual earnings before income taxes, depreciation and amortization and other items, which we refer to in this proxy statement as EBITDA objectives.

(5)	Consists of (i) a $560,851 cash bonus award pursuant to our Executive Management Bonus Program, which is determined solely based on the extent to which we achieved our fiscal 2008 consolidated targeted EBITDA objectives, (ii) the vesting of $33,333 of the $100,000 fiscal year 2008 company contribution to the Deferred Compensation Plan and the deposit of such amount to the participant’s account and (iii) the vesting and payment of $66,667 of the $200,000 long-term cash incentive awarded in fiscal 2008. The $33,333 portion of the company contribution to our Deferred Compensation Plan and the $66,667 portion of the long-term cash incentive were awarded effective July 1, 2007 and were conditioned upon achieving our fiscal 2008 consolidated targeted pre-tax income objectives. We achieved these objectives and, accordingly, these awards vested.

(6)	Consists of (i) a $567,528 cash bonus award pursuant to our Executive Management Bonus Program, which is determined solely based on the extent to which we achieved our fiscal 2008 consolidated targeted EBITDA objectives, (ii) the vesting of $33,333 of the $100,000 fiscal year 2008 company contribution to the Deferred Compensation Plan and the deposit of such amount to the participant’s account, and (iii) the vesting and payment of $66,667 of the $200,000 long-term cash incentive awarded in fiscal 2008. The $33,333 portion of the company contribution to our Deferred Compensation Plan and the $66,667 portion of the long-term cash incentive were awarded effective July 1, 2007 and were conditioned upon achieving our fiscal 2008 consolidated targeted pre-tax income objectives. We achieved these objectives and, accordingly, these awards vested.

(7)	Consists of (i) a $253,931 cash bonus award pursuant to our Key Management Bonus Program, which is determined solely based on the extent to which we achieved our fiscal 2008 consolidated targeted EBITDA objectives, (ii) the vesting of $20,000 of the $60,000 fiscal year 2008 company contribution to the Deferred Compensation Plan and the deposit of such amount to the participant’s account, and (iii) the vesting and payment of $40,000 of the $120,000 long-term cash incentive awarded in fiscal 2008. The $20,000 portion of the company contribution to our Deferred Compensation Plan and the $40,000 portion of the long-term cash incentive were awarded effective July 1, 2007 and were conditioned upon achieving our fiscal 2008 consolidated targeted pre-tax income objectives. We achieved these objectives and, accordingly, these awards vested.

(8)	Consists of (i) a $187,786 cash bonus award pursuant to our Key Management Bonus Program, which is determined solely based on the extent to which we achieved our fiscal 2008 consolidated targeted EBITDA objectives, (ii) the vesting of $10,000 of the $30,000 fiscal year 2008 company contribution to the Deferred Compensation Plan and the deposit of such amount to the participant’s account, and (iii) the vesting and payment of $20,000 of the $60,000 long-term cash incentive awarded in fiscal 2008. The $10,000 portion of the company contribution to our Deferred Compensation Plan and the $20,000 portion of the long-term cash incentive were awarded effective July 1, 2007 and were conditioned upon achieving our fiscal 2008 consolidated targeted pre-tax income objectives. We achieved these objectives and, accordingly, these awards vested.

(9)	Consists of a $612,003 cash bonus award pursuant to an employment agreement, which is determined solely based on the extent to which we achieved our fiscal 2007 EBITDA objectives.

(10)	Consists of (i) a $270,271 cash bonus award pursuant to our Executive Management Bonus Program, which is determined solely based on the extent to which we achieved our fiscal 2007 consolidated targeted EBITDA objectives and (ii) a $100,000 company contribution to the Deferred Compensation Plan and a deposit of such amount to the participant’s account. The $100,000 company contribution to our Deferred Compensation Plan was awarded effective July 1, 2006 and was conditioned upon achieving our fiscal 2007 consolidated targeted pre-tax income objectives. We achieved these objectives and, accordingly, this award vests monthly over 24 months beginning July 31, 2007.

(11)	Consists of (i) a cash bonus of $65,804 pursuant to the Key Management Bonus Program, which was determined in part based on the extent to which Mr. Franchuk’s assigned business unit achieved its fiscal 2006 targeted EBITDA objectives and in part based on the extent to which we achieved our fiscal 2006 consolidated targeted EBITDA objectives, (ii) a cash bonus of $226,580 pursuant to our Key Management Bonus Program, which was determined in part based on the extent to which Mr. Franchuk’s assigned business unit achieved its fiscal 2007 targeted EBITDA objectives and in part based on the extent to which we achieved our fiscal 2007 consolidated targeted EBITDA objective and (iii) a $75,000 company contribution to the Deferred Compensation Plan and a deposit of such amount to the participant’s account. The $75,000 company contribution to our Deferred Compensation Plan was awarded effective July 1, 2006 and was conditioned upon achieving our fiscal 2007 consolidated targeted pre-tax income objectives. We achieved these objectives and, accordingly, this award vests monthly over 24 months beginning July 31, 2007.

(12)	Consists of cash bonus awards pursuant to an employment agreement and is determined solely based on the extent to which we achieved our fiscal 2007 consolidated targeted EBITDA objectives.

(13)	The dollar amounts shown for Mr. Franchuk were converted to U.S. dollars from Canadian dollars using the exchange rate on the last business day of the applicable fiscal year. For fiscal 2008, CDN$1.00 was equal to US$0.9817.

(14)	Mr. Gayhardt resigned his employment with us effective May 31, 2008.

(15)	This amount reflects the present value of the Capstone Award and the Special Retention Award contained in the employment agreements of Mr. Weiss and Mr. Underwood, respectively, as if such individuals retired as of December 10, 2010 and June 30, 2011, respectively (which are the dates upon which they first become eligible for the respective awards), with payments pursuant to the award commencing in the month following each individuals respective retirement. Because these awards were not in place in the prior fiscal year, the amounts disclosed in this table are the present value of such awards. In future years, only the change in the present values will be reflected in this table.

(16)	Includes the following additional compensation:

			Amounts					Deferred
			Paid or					Compensation
			Accrued			Vesting of		Contributions	Discretionary
			Pursuant to	Retirement		a Special		Subject to	Deferred
		401(k)	Severance	Plan		Retention		Vesting	Compensation	Life
Name	Year	Match	Benefits	Contributions		Bonus		Conditions	Contributions	Insurance(b)	Perquisites(d)

Jeffery A. Weiss	2008	$8,007	—	—				—	—	$127,550	$73,429
	2007	$8,355	—	—				$150,000	—	$29,845	$73,751
Randy Underwood	2008	$6,548	—	—		$133,400	(c)		$2,366	$5,660	$105,986
	2007	$4,932	—	—		—			$2,567	—	$75,408
Norm Miller	2008	—	—	—					—	$1,319	$26,091
Sydney Franchuk	2008	—	—	$23,553	(a)				—	—	$9,840
	2007	—	—	$29,691	(a)				—	—	$9,811
Roy Hibberd	2008	$3,713	—	—					$3,432	$2,075	$9,346
Donald Gayhardt	2008	$3,007	$495,936	—					$4,749	$1,400	$18,264
	2007	$3,355	—	—					$4,145	—	$5,142

(a)	This amount represents our annual contribution, equal to ten percent of his base salary, to Mr. Franchuk’s personal “registered” retirement plan, a form of tax favored retirement arrangement under Canadian law.

(b)	Consists of premiums paid by us for life insurance for which we are not the named beneficiary under this policy.

(c)	Mr. Underwood was granted a special retention bonus on July 13, 2007 of which one-third vested upon issuance, one-third vested as of June 30, 2008 and one-third will vest as of June 30, 2009. The disclosed amount reflects the portion of the award vested as of June 30, 2008.

(d)	Includes the following perquisites:

			Country	Housing	Benefits	Personal
Name	Year	Automobile(i)	Club(ii)	Allowance(iii)	Allowance(iv)	Expenses

Jeffery A. Weiss	2008	$7,111	$41,797	—	—	$24,521	(v)
	2007	$7,350	$38,110	—	—	$28,291	(v)
Randy Underwood	2008	$24,000	—	$36,000	$45,986	—
	2007	$21,500	—	$28,500	$25,408	—
Norm Miller	2008	$12,000	—	—	—	$14,091	(vi)
Sydney Franchuk	2008	$9,840	—	—	—	—
	2007	$9,811	—	—	—	—
Roy Hibberd	2008	$9,346	—	—	—	—
Donald Gayhardt	2008	$5,142	—	—	—	$13,122	(vi)
	2007	$5,142	—	—	—	—

(i)	Includes the personal benefits associated with the use of a car paid by us in the case of Messrs. Weiss, Franchuk, Hibberd and Gayhardt. In calculating these benefits, we took the annual cost of the car to the company (which included its depreciation, insurance premiums, maintenance and repair and fuel costs) and multiplied it by the percent of personal use claimed by the executive. Messrs. Underwood and Miller received an annual car allowance for the amounts shown.

(ii)	Includes the personal benefits associated with the use of country club memberships paid by us. In calculating this benefit, we took the annual cost of the applicable country club membership and multiplied it by the percent of personal use claimed by the executive.

(iii)	Mr. Underwood receives a monthly housing allowance.

(iv)	Mr. Underwood receives a monthly benefits allowance for the reimbursement of life and long term disability insurance premiums and in 2008 a tax gross-up allowance for allowances received.

(v)	Represents personal tax and legal services paid by us.

(vi)	Represents personal travel related costs paid by us.

Grants of Plan Based Awards

The following table sets forth information regarding grants of plan based awards to our named executive officers for fiscal 2008 and, with respect to non-equity incentive plan awards, represents the threshold, target and maximum payouts designated under our annual bonus plans discussed above under “— Compensation Discussion and Analysis.”

								All Other		All Other
								Stock		Option		Exercise
								Awards:		Awards:		or Base	Grant Date
		Estimated Future Payments Under						Number of		Number of		Price of	Fair Value
		Non-Equity Incentive Plan Awards						Shares of		Securities		Option	of Stock
		Threshold		Target		Maximum		Stock or		Underlying		Awards	and Option
Name	Grant Date	($)		($)		($)		Units (#)		Options (#)(4)		($/Sh)	Awards(5)

Jeffrey A. Weiss		$85,000	(1)	$850,000	(1)	$1,275,000	(1)	—		—		—	—
	11/15/07	—		—		—		12,481	(7)	—		—	$367,202
	11/15/07	—		—		—		—		16,118	(7)	$29.42	$244,801
Randy Underwood		$33,600	(1)	$336,000	(1)	$672,000	(1)
		$66,667	(2)	$200,000	(2)	$200,000	(2)	—		—		—	—
		$33,667	(3)	$100,000	(3)	$100,000	(3)	—		—		—	—
	6/26/08	—		—		—		12,500	(8)	—		—	$208,000
	6/26/08	—		—		—		—		31,250	(8)	$16.64	$242,625
Sydney Franchuk		$23,778	(1)	$237,778	(1)	$475,555	(1)
		$40,000	(2)	$120,000	(2)	$120,000	(2)	—		—		—	—
		$20,000	(3)	$60,000	(3)	$60,000	(3)	—		—		—	—
	6/26/08	—		—		—		5,000	(8)	—		—	$97,050
	6/26/08	—		—		—		—		12,500	(8)	$16.64	$83,200
Norman Miller		$34,000	(1)	$340,000	(1)	$680,000	(1)
		$66,667	(2)	$200,000	(2)	$200,000	(2)	—		—		—	—
		$33,667	(3)	$100,000	(3)	$100,000	(3)	—		—		—	—
	6/26/08	—		—		—		12,500	(8)	—		—	$208,000
	6/26/08	—		—		—		—		31,250	(8)	$16.64	$242,625
Roy Hibberd		$11,250	(1)	$112,500	(1)	$225,000	(1)
		$20,000	(2)	$60,000	(2)	$60,000	(2)	—		—		—	—
		$10,000	(3)	$30,000	(3)	$30,000	(3)	—		—		—	—
	6/26/08	—		—		—		3,125	(8)	—		—	$52,000
	6/26/08	—		—		—		—		7,800	(8)	$16.64	$60,559
Donald Gayhardt(6)		$33,250	(1)	$332,500	(1)	$558,125	(1)	—		—		—	—

(1)	Includes the fiscal 2008 threshold, target and maximum payouts designated under our Executive Management Bonus Program and Key Management Bonus Program. For a discussion of the terms of such bonus programs and the amounts earned by the named executive officer during fiscal 2008, see the “— Compensation Discussion and Analysis — Annual Bonus” section of this proxy statement.

(2)	Includes the threshold, target and maximum payouts designated under the Long Term Cash component of our Long Term Incentive Plan. For a discussion of the terms of such program and the amounts earned by the named executive officer during fiscal 2008, see the “— Compensation Discussion and Analysis — Long-Term Incentive Compensation” section of this proxy statement.

(3)	Includes the threshold, target and maximum payouts designated under the Deferred Compensation component of our Long Term Incentive Plan. For a discussion of the terms of such program and the amounts earned by the named executive officer during fiscal 2008, see the “— Compensation Discussion and Analysis — Long-Term Incentive Compensation” section of this proxy statement.

(4)	Non-Qualified Stock Option grants with an exercise price not less than 100% of the fair market value which is the closing stock price on the day on which our board approved the grant.

(5)	This column shows the full grant date fair value of restricted stock and non-qualified stock options under SFAS 123(R) granted to our named executive officers during fiscal 2008. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule not taking into account certain expected forfeiture. For restricted stock, fair value is calculated using the closing price of our common stock on the grant date. For non-qualified stock options, fair value is calculated using the valuation assumptions described in Note 4 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

(6)	Mr. Gayhardt resigned his employment with us effective May 31, 2008.

(7)	Awards vest in equal annual installments over a three year period beginning November 15, 2007 subject to Mr. Weiss remaining employed with us through the applicable vesting date. Such awards were granted pursuant to our 2005 Stock Incentive Plan in connection with Mr. Weiss’ employment agreement with us.

(8)	Awards vest in equal quarterly installments over a twelve quarter period beginning July 1, 2008, subject to the named executive officer remaining employed with us through the applicable vesting date. Such awards were granted pursuant to our 2007 Stock Incentive Plan.

Narrative Disclosure Relating to Summary Compensation Table and Grants of Plan-Based Awards Table

As required by SEC disclosure rules, the “— Summary Compensation Table” and the “— Grants of Plans-Based Awards Table” above both reflect not only compensation earned and paid in the respective fiscal year, but also amounts representing the opportunity to earn future compensation under performance-driven compensation incentives that may be forfeited based on future performance and/or time vesting. As a result of mixing compensation earned/paid and contingent compensation, the “total” shown in the “— Summary Compensation Table” includes amounts that the named executives may never receive.

We have current employment agreements with each of our named executive officers. The material terms of each employment agreement are summarized below, except that termination payments provided under each agreement are summarized below under the heading “— Potential Payments Upon Termination or Change of Control.” In addition, pursuant to each employment agreement, each named executive is eligible to receive annual cash incentive awards if performance objectives established by our board and/or human resources and compensation committee are met and to receive future equity grants under such long-term incentive programs as we may maintain from time to time.

Jeffrey A. Weiss

As discussed more fully above in the section titled “— Compensation Discussion and Analysis,” following the completion of fiscal 2007, we entered into a new employment agreement with Mr. Weiss, our Chairman and Chief Executive Officer. Mr. Weiss’ prior employment agreement, which was entered into on December 19, 2003, was set to expire on December 19, 2007. The initial term of Mr. Weiss’ new employment agreement expires on June 30, 2010 after which time it will renew for successive one-year periods unless either party provides a notice of nonrenewal. The material terms of Mr. Weiss’ new employment agreement are discussed in detail above in the section titled “— Compensation Discussion and Analysis” under the heading “— Employment Agreement with our Chairman and Chief Executive Officer.”

Randy Underwood

We entered into a new employment agreement with Mr. Underwood on May 15, 2008, which amends and restates the employment agreement entered into with Mr. Underwood on April 9, 2007. Pursuant to the terms of his amended and restated employment agreement, Mr. Underwood will continue to serve as our Executive Vice President and Chief Financial Officer. The amended and restated employment agreement increases Mr. Underwood’s annual salary to a minimum of $420,000 (which was increased by the human resources and compensation committee to $445,000 for fiscal 2009) and an annual target bonus of not less than 80% of his base salary for the applicable fiscal year, if specified business unit and corporate performance goals, as determined by our board or human resources and compensation committee, are met for that year, and a retention bonus and retiree medical coverage. The retention bonus will be paid at the rate of $150,000 per year, and is payable until Mr. Underwood’s death. If he has remained married to his spouse through the date of his death, his spouse will thereafter be entitled to receive $75,000 per year for her lifetime. The retention bonus and rights to retiree medical coverage will become vested upon the occurrence of the following: (a) Mr. Underwood terminates employment for any reason on or after June 30, 2011, (b) Mr. Underwood’s employment is terminated by us without cause, by Mr. Underwood with good reason or by reason of Mr. Underwood’s death or disability, or (c) our change in control.

Prior to entering into an amended and restated employment agreement, Mr. Underwood’s prior employment agreement provided for an annual base salary of at least $311,000, subject to annual increases at the discretion of our board, and an annual target bonus of up to 120% of his base salary for the applicable fiscal year, if specified business unit and corporate performance goals, as determined by our board or human resources and compensation committee, are met for that year.

Sydney Franchuk

On April 9, 2007, Mr. Franchuk and National Money Mart Company, one of our wholly-owned subsidiaries (which we refer to as National Money Mart), entered into an employment agreement. Mr. Franchuk’s agreement provides that he will serve as the Chairman of National Money Mart and as one of our Executive Vice-Presidents. Prior to this agreement, Mr. Franchuk served as a President of National Money Mart and as one of our Senior Vice-Presidents. The initial term of Mr. Franchuk’s agreement expires on June 30, 2009, after which time it will renew for successive one-year periods unless either party provides a notice of nonrenewal. Under his agreement, Mr. Franchuk will receive an annual base salary of $400,000 Canadian dollars and an annual target bonus of no less than 60% of his base salary for the applicable fiscal year, if specified business unit and corporate performance goals, as determined by our board or human resources and compensation committee, are met for that year. In addition, under his agreement, Mr. Franchuk received a one-time cash bonus of $125,000 Canadian dollars and was issued 10,000 restricted shares of our common stock, which vest ratably over the 30 month period commencing January 1, 2007.

Norman Miller

On May 14, 2008, we entered into an amended and restated employment agreement with Norman Miller pursuant to which Mr. Miller will continue to serve as our Executive Vice President and Chief Operating Officer. Mr. Miller’s employment agreement provides that he will receive an annual base salary of not less than $425,000 (which was increased by the human resources and compensation committee to $450,000 for fiscal 2009) and will be entitled to an annual target cash bonus, as determined by the board or the human resources and compensation committee, of not less than 80% of Mr. Miller’s then current salary, if specified corporate performance goals are met for that year.

Roy Hibberd

On May 14, 2008, we entered into an amended and restated employment agreement with Roy Hibberd pursuant to which Mr. Hibberd will continue to serve as our Senior Vice President and General Counsel. Mr. Hibberd’s employment agreement provides that he will receive an annual base salary of not less than $245,000 (which was increased by the human resources and compensation committee to $262,500 for fiscal 2009) and will be entitled to an annual target cash bonus, as determined by the board or the human resources and compensation committee, of not less than 45% of Mr. Hibberd’s then current salary, if specified performance goals are met for that year.

Donald Gayhardt

Mr. Gayhardt resigned his employment as our President and Secretary and as a member of our board on May 31, 2008. Pursuant to Mr. Gayhardt’s employment agreement with us, dated December 19, 2004 as amended April 9, 2007, Mr. Gayhardt is entitled to receive (i) the continuation of his base salary as in effect at the time of termination for a period of 1 year, (ii) contribution by us to the cost of health care continuation coverage under our group health plan for a period of one year and (iii) the continuation of his monthly auto allowance for a period of 1 year.

On June 1, 2008, we entered into a Consulting Agreement with Mr. Gayhardt pursuant to which Mr. Gayhardt will perform certain consulting services for us on an hourly or per diem basis. Mr. Gayhardt will receive a payment of $312.50 per hour, or $2,500.00 per day, for such consulting services. The Consulting Agreement may be terminated by either party at will and without prior written notice to the other party. In addition, in connection with his resignation, our board and the human resources and compensation committee approved and ratified the extension to November 30, 2008 of the expiration date of certain stock options granted to Mr. Gayhardt.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth unexercised stock options, stock that has not yet vested and equity incentive plan awards outstanding as of June 30, 2008 for each of our named executive officers.

	Option Awards							Stock Awards
											Equity		Equity
					Equity						Incentive		Incentive
					Incentive						Plan Awards:		Plan Awards:
					Plan Awards:					Market	Number of		Market or
	Number of		Number of		Number of			Number of		Value of	Unearned		Payout Value
	Securities		Securities		Securities			Shares or		Shares or	Shares, Units		of Unearned
	Underlying		Underlying		Underlying	Option		Units of		Units of	or Other		Shares, Units
	Unexercised		Unexercised		Unexercised	Exercise	Option	Stock That		Stock That	Rights That		of Other Rights
	Options (#)		Options (#)		Unearned	Price	Expiration	Have Not		Have Not	Have Not		That Have Not
Name	Exercisable		Unexercisable		Options (#)	($)(4)	Date	Vested (#)		Vested	Vested (#)		Vested ($)

Jeffrey A. Weiss	210,283		—		—	$11.70	4/27/15	—		—	—		—
	210,283		—		—	$16.00	4/27/15	1,586	(5)	$23,964	—		—
	—		16,118	(6)	—	$29.42	11/15/17	12,481	(6)	$188,588	—		—
Randy Underwood	25,000		—		—	$11.70	4/27/15	—		—	—		—
	25,000		—		—	$16.00	4/27/15	—		—	3,782	(8)	$57,146
	13,333	(1)	6,667	(1)	—	$19.80	9/8/16	9,333	(9)	$141,022	—		—
	—		—		31,250(11)	$16.64	6/26/18	12,500	(11)	$188,875	—		—
Sydney Franchuk	—		—		—	—	—	4,000	(7)	$60,440	3,282	(10)	$49,591
	11,667	(1)	5,833	(1)	—	$19.80	9/8/16	5,333	(9)	$80,582	—		—
	—		—		12,500(11)	$16.64	6/26/18	5,000	(11)	$75,550	—		—
Norman Miller	16,667	(2)	33,333	(2)	—	$23.74	4/2/17	9,333	(9)	$141,022	—		—
	—		—		31,250(11)	$16.64	6/26/18	12,500	(11)	$188,875	—		—
Roy Hibberd	10,000	(3)	5,000	(3)	—	$18.10	6/28/16	—		—	2,355	(8)	$35,584
	10,000	(1)	5,000	(1)	—	$19.80	9/8/16	2,000	(9)	$30,220	—		—
	—		—		5,000(11)	$16.64	6/26/18	3,125	(11)	$47,219	—		—
Donald Gayhardt	172,050		—		—	$11.70	4/27/15	—		—	—		—
	172,050		—		—	$16.00	4/27/15	—		—	—		—
	1,920		—		—	$10.09	1/6/14	—		—	—		—

(1)	These option awards vest monthly over three years beginning July 31, 2006.

(2)	These option awards vest annually over three years beginning April 2, 2008.

(3)	These option awards vest annually over three years beginning June 28, 2007.

(4)	Non-Qualified Stock Option grants with an exercise price equal to or greater than 100% of the fair market value of our common stock on the date of grant.

(5)	Discretionary grant of restricted stock on September 27, 2006. These restricted stock awards vest monthly over 36 months beginning July 31, 2006.

(6)	Awards vest in equal annual installments over a three year period beginning November 15, 2007.

(7)	Grant of restricted stock pursuant to Mr. Franchuk’s April 9, 2007 employment agreement. This award vests monthly over 30 months beginning January 1, 2007.

(8)	Unvested shares at June 30, 2008 will vest ratably each month during fiscal 2009.

(9)	Discretionary grant of restricted stock units on June 28, 2007. These restricted stock unit awards vest quarterly over 12 quarters beginning September 30, 2007.

(10)	These option awards vest quarterly over 12 quarters beginning September 30, 2008.

(11)	Discretionary grant of restricted stock units on June 26, 2008. These restricted stock unit awards vest quarterly over 12 quarters beginning September 30, 2008.

Options Exercised and Stock Vested

The following table sets forth certain information regarding the exercise of stock options by our named executive officers during fiscal 2008.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)

Jeffrey A. Weiss	—	—	1,586	$39,412
Randy Underwood	—	—	8,448	$207,520
Sydney Franchuk	—	—	9,950	$245,890
Norman Miller	—	—	4,664	$113,487
Roy Hibberd	—	—	3,355	$82,852
Donald Gayhardt	30,000	$857,670	3,633	$93,505

Pension Benefits

The following table sets forth certain information regarding the capstone award and special retention award granted to two of our executive officers during fiscal 2008.

				Present Value of
			Number of Years	Accumulated	Payments During
Name	Plan Name		Credited Service(3)	Benefits	Last Fiscal Year

Jeffrey A. Weiss		(1)	N/A	$2,848,353	$0
Randy Underwood		(2)	N/A	$1,336,026	$0

(1)	Pursuant to the terms of his employment agreement, Mr. Weiss will be entitled to receive a supplemental retirement benefit (which we refer to as the Capstone Award) of $300,000 per year during his lifetime. Upon Mr. Weiss’ death, his spouse will be entitled to receive $150,000 per year for her lifetime. The actuarial present value of this award at June 30, 2008 assumes Mr. Weiss’ retirement as of December 31, 2010 (which is the date upon which he first becomes eligible for the award) and a discount rate of 6.59% and was calculated utilizing the Social Security Actuarial Publications as updated July 9, 2007. For a discussion of Mr. Weiss’ Capstone Award see “— Potential Payments upon Termination or Change in Control — Jeffrey A. Weiss” in this proxy statement.

(2)	Pursuant to the terms of his employment agreement, Mr. Underwood is entitled to receive a retention bonus at the rate of $150,000 per year, and is payable until Mr. Underwood’s death in the event Mr. Underwood terminates his employment with us for any reason on or after June 30, 2011. If he has remained married to his spouse through the date of his death, his spouse will thereafter be entitled to receive $75,000 per year for her lifetime. The actuarial present value of this award at June 30, 2008 assumes Mr. Underwood’s retirement as of June 30, 2011 (which is the date upon which he first becomes eligible for the award) and a discount rate of 6.98% and was calculated utilizing the Social Security Actuarial Publications as updated July 9, 2007. For a discussion of Mr. Underwood’s retention bonus see “— Potential Payments upon Termination or Change in Control — Randy Underwood” in this proxy statement.

(3)	Years of service is not relevant in determining the amount of the benefit.

Non-Qualified Deferred Compensation

The following table sets forth certain information with respect to our Deferred Compensation Plan.

	Executive	Company	Aggregate	Aggregate/	Aggregate
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	Balance at Last
Name	Last FY ($)(1)(2)	Last FY ($)(2)(3)	FY ($)(4)	Distributions ($)	FYE ($)

Jeffrey A. Weiss	$193,317	—	$32,134	—	$1,120,534
Randy Underwood	$44,760	$33,333	$(63,529)	—	$376,902
Sydney Franchuk	—	$20,000	$(14,659)	—	$149,221
Norman Miller	$42,639	$33,333	$(4,547)	—	$76,430
Roy Hibberd	$42,739	$10,000	$(26,548)	—	$183,401
Donald Gayhardt	$227,140	$4,680	$(89,462)	$(24,077)	$790,474

(1)	Participants in our Deferred Compensation Plan can defer 50% of base salary and 100% of cash bonuses.

(2)	Amounts shown in this column represent a portion of the amounts shown in column entitled “Non Equity Incentive Plan Compensation” of the Summary Compensation Table and a portion of the amounts shown in the column entitled “Estimated Future Payments Under Non-Equity Incentive Plan Awards” in the Grants of Plan Based Awards Table above.

(3)	For fiscal 2008, we made awards of non-qualified deferred compensation pursuant to our LTIP in the following amounts: Mr. Underwood — $200,000; Mr. Franchuk — $120,000; Mr. Miller — $200,000; and Mr. Hibberd — $60,000. Such awards were effective July 1, 2007 and vest ratably on an annual basis over a three-year period, provided that we meet our strategic objectives as established by the board for the fiscal year preceding each June 30 vesting date in the three year cycle. The amount set forth in this column represents the portion of the award that was deposited to the executive’s account upon achievement of our fiscal 2008 strategic objectives.

(4)	Executives invest monies in their deferred compensation accounts using investment vehicles with investment risk profiles similar to those offered in our 401(k) plan. Earnings will depend on what investment decisions the named executive officers make.

Potential Payments upon Termination or Change in Control

We have entered into agreements with each of our named executive officers that provide payments and benefits to the executive in the event of his termination of employment under various circumstances, including a change of control. The following tables reflect the amount of compensation payable to each of our named executive officers upon: (i) an involuntary termination with “cause;” (ii) a voluntary resignation without “good reason”; (iii) a termination due to death; (iv) a termination due to disability; (v) retirement; (vi) an involuntary termination without “cause;” (vii) a resignation for “good reason;” and (viii) an involuntary termination without “cause” or resignation for “good reason” following a change in control. The amounts shown assume that such termination was effective as of June 30, 2008, the last business day of our fiscal year. The actual amounts to be paid out can only be determined at the time the events described above actually occur.

General Amounts Due Upon Termination.  Generally, upon a termination of employment for any reason, each named executive officer is entitled to receive an immediate cash payment of certain accrued obligations, including:

•	base salary through the date of termination, to the extent not paid;

•	any accrued, but unused, vacation pay; and

•	any unreimbursed business expenses.

These payments and benefits are in addition to any regular retirement benefits the named executive officers are entitled to receive under our 401(k) plan and under our Deferred Compensation Plan.

Jeffrey A. Weiss

The following describes the potential payments to Mr. Weiss upon a termination of employment or change of control pursuant to the terms of his employment agreement.

Termination Without “Cause” or Resignation for “Good Reason.” Under the terms of his employment agreement, Mr. Weiss may be terminated by us without “cause” or he may resign for “good reason.”

Mr. Weiss’ employment may be terminated by us for “cause” upon the occurrence of any of the following: (i) his willful and continued failure to substantially perform his material duties for us; (ii) his conviction of, or entry of a plea of guilty or nolo contendere to (A) a felony (other than a minor traffic violation) or (B) a crime involving moral turpitude; or (iii) his willful gross neglect which causes material harm to us or our business or his willful and material misconduct relating to our business.

Mr. Weiss may resign for “good reason,” after providing us with 30 days written notice of his intention to do so, upon the occurrence of any of the following: (i) any material diminution in his authorities, titles or offices; (ii) any change in the reporting structure so that Mr. Weiss reports to another of our officers or employees instead of directly to our board; (iii) any material diminution in his base salary or target bonus opportunity; (iv) failure to re-elect Mr. Weiss as a member of our board and the board of Dollar Financial Group, Inc., which we refer to in this proxy statement as DFG, and as our CEO or the CEO of DFG, or removal of Mr. Weiss from any such position, (v) failure of Mr. Weiss to be our sole senior most executive officer, (vi) material breach of the employment agreement committed by us or any of our affiliates; or (vii) our dissolution or liquidation or any failure by us to obtain the assumption in writing of our obligation to perform his employment agreement by any successor to all or substantially all of our assets at the time of any merger, consolidation, sale or similar transaction.

Upon a termination of employment by us without “cause” or Mr. Weiss’ resignation for “good reason,” Mr. Weiss will be entitled to the following payments and/or benefits:

•	continuation of his base salary as in effect at the time of termination, for a period of 24 months following termination of employment, payable in bi-weekly installments, the amount of which we refer to as his Base Severance;

•	two times his annual target bonus, payable in 24 equal monthly installments, the amount of which we refer to as his Bonus Severance;

•	a pro-rata portion of his target annual bonus, such amount payable in a lump sum;

•	contribution by us to the cost of coverage under our group health plan for a period of 24 months or, if shorter, the maximum period of time allowable under COBRA. In the event Mr. Weiss’ eligibility for COBRA coverage expires sooner than 24 months following the termination of his employment, we will make payments to him, on an after-tax basis, of an amount equal to the premium we would have otherwise contributed to COBRA had he been eligible for the entire 24-month period;

•	accelerated vesting of his outstanding equity awards and, if applicable, his equity awards will remain exercisable for a period ending on the sooner of (i) 24 months following his termination of employment or (ii) the date the equity award would have expired by its original terms if he had remained employed with us.

Mr. Weiss will be entitled to receive a “Capstone Award.” Pursuant to the terms of the Capstone Award, Mr. Weiss will be entitled to receive $300,000 per year payable in equal monthly installments during his lifetime, and upon his death, his spouse will be entitled to receive $150,000 per year payable in equal monthly installments during her lifetime, provided, that such payments shall not begin until 24 months after his termination or resignation.

Death or Disability.  In the event that Mr. Weiss’ employment terminates due to his death or disability, he will be entitled to the same payments and/or benefits described above under Termination Without “Cause” or Resignation for “Good Reason,” except that (i) he will not be entitled to receive Base Severance or Bonus Severance and (ii) any unvested equity award which otherwise would have vested during the one year period following his termination of employment, will become immediately vested upon such termination and, if applicable, will remain exercisable for a period ending on the sooner of (i) 24 months following his termination of employment or (ii) the date the equity award would have expired by its original terms if he had remained employed with us. In addition, payments pursuant to Mr. Weiss’ Capstone Award will begin in the month following his death or disability.

Retirement.  Under the terms of his employment agreement, Mr. Weiss may terminate his employment by reason of “retirement,” which, for purposes of his employment agreement means, any voluntary termination of employment on or after December 31, 2010, or a termination by us for any reason after December 31, 2012.

In the event of Mr. Weiss’ retirement, he will be entitled to receive the same payments and/or benefits described above under Termination Without “Cause” or Resignation for “Good Reason,” except that (i) he will not be entitled to receive Base Severance or Bonus Severance, (ii) his pro-rata bonus payment will be determined with respect to the annual bonus he otherwise would have been entitled to receive but for his termination based on our actual performance for the year of termination and (iii) upon his retirement, payments pursuant to his Capstone Award shall commence in the month following the effective date of his retirement.

Termination Following a Change in Control.  In the event Mr. Weiss’ employment is terminated by us without “cause” or he resigns for “good reason” within 24 months following a “change in control,” he will be entitled to receive the same benefits described above under Termination Without “Cause” or Resignation for “Good Reason,” except that his Base Severance and Bonus Severance will be paid to him in a single lump sum within 60 days following his termination of employment.

Capstone Award Upon a Change in Control.  If the Capstone Award has commenced prior to a change in control, any unpaid Capstone Award will be paid to Mr. Weiss or his surviving spouse, as applicable, in the form of an actuarially equivalent lump sum within 60 days following such change in control. If the Capstone Award has not commenced as of the date of the change in control, such benefit will be paid to Mr. Weiss or his surviving spouse, as applicable, in the form of an actuarially equivalent lump sum within 60 days following such change in control, unless Mr. Weiss had previously terminated his employment without good reason or we had previously terminated his employment for cause.

The “change in control” provisions of Mr. Weiss’ employment agreement will be triggered upon the first to occur of:

•	a sale or transfer of substantially all of our assets or the assets of DFG in any transaction or series of related transactions (other than sales in the ordinary course of business);

•	any person becoming a beneficial owner of twenty five percent (25%) or more of our voting securities;

•	any sale or series of sales of shares of our capital stock by the holders thereof which results in any person or group of affiliated persons owning capital stock holding twenty five percent (25%) or more of the voting power of DFG at the time of such sale or series of sales;

•	if after the effective date of the employment agreement, the individuals who, at the beginning of such period, constitute our board, cease for any reason to constitute at least a majority of our board, unless the election or nomination for election of each director who is not a director on the effective date of the employment agreement was approved by a vote of no less than a two-thirds (2/3) of the directors then still in office who are directors on the date hereof or are new directors approved by such vote;

•	any merger, consolidation or reorganization to which either we or DFG is a party, except for an internal reorganization or a merger, consolidation or reorganization in which we are the surviving corporation and, after giving effect to such merger, consolidation or reorganization, the holders of our outstanding common stock (on a fully-diluted basis) immediately prior to the merger, consolidation or reorganization will own, immediately following the merger, consolidation or reorganization, capital stock holding a majority of our voting power;

•	a liquidation, dissolution or sale of substantially all of our or DFG’s assets; or

•	we cease to be a company the common stock of which is publicly traded on a major United States stock exchange such as the New York Stock Exchange or NASDAQ.

In addition to the benefits described above, in the event that it is determined that any payment by us to or for the benefit of Mr. Weiss would be a so-called “golden parachute payment” and, therefore, result in the imposition on Mr. Weiss of an excise tax under Section 4999 of the Code, Mr. Weiss shall receive a payment sufficient to place him in the same after tax position as if no excise tax had been applicable. We refer to this payment as the Parachute Gross-up Payment. However, if the imposition of the excise tax could be avoided by the reduction of payments due to Mr. Weiss by an amount of 10% or less, then the total of all such payments will be reduced to an amount $1.00 below the amount that would otherwise cause an excise tax to apply and no Parachute Gross-up Payment will be made;

Mr. Weiss is bound by certain non-competition and non-solicitation covenants which extend for a period of 24 months following termination of employment. Additionally, in order to receive any severance or termination payments or benefits described above, Mr. Weiss is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

Assuming one of the following events occurred on June 30, 2008, Mr. Weiss’ payments and benefits have an estimated value of:

															Value of
													Value of		Restricted
					Change in		Pro-Rata				Welfare		Options		Stock		Parachute
	Salary				Control		Annual		Capstone		Benefit		Subject to		Subject to		Gross-up
	Continuation		Bonus		Severance		Bonus		Award(1)		Continuation		Acceleration		Acceleration		Payment

Termination For Cause or Voluntary Resignation (without Good Reason)	—		—		—		—		—		—		—		—		—
Termination Without Cause or Voluntary Resignation for Good Reason	$1,700,000	(2)	$1,700,000	(3)	—		$850,000	(4)	$2,972,216	(5)	$19,467	(6)	$0	(11)	$212,552	(7)	—
Termination Without Cause or Voluntary Resignation for Good Reason Following a Change in Control	—		—		$3,400,000	(8)	$850,000	(4)	—		$19,467	(6)	$0	(11)	$212,552	(7)	$2,215,944
Payment Upon a Change in Control(9)	—		—		—		—		$3,517,720	(10)	—		—		—		—
Death	—		—		—		$850,000	(4)	$3,517,720	(10)	$19,467	(6)	—		$106,276	(7)	—
Disability	—		—		—		$850,000	(4)	$3,517,720	(10)	$19,467	(6)	—		$106,276	(7)	—

(1)	In the event Mr. Weiss resigns on or after December 31, 2010 or is terminated by us on or after December 31, 2012, he will be entitled to commence receiving payments due pursuant to his Capstone Award.

(2)	This amount represents the continuation of Mr. Weiss’ base salary for 24 months and is payable over a 24 month period.

(3)	This amount represents two times Mr. Weiss’ annual target bonus and is payable over a 24 month period.

(4)	This amount represents the annual target bonus payable to Mr. Weiss. Because we are assuming that his termination of employment occurred on the last business day of our fiscal year, the amount above does not reflect any pro-ration that would occur in the event his employment was terminated at an earlier time during the fiscal year.

(5)	This amount represents the actuarial present value of Mr. Weiss’ Capstone Award as of June 30, 2008 with such payments beginning 24 months after his termination or resignation.

(6)	This amount represents our portion of the premium payments for 24 months of health coverage.

(7)	This amount represents the value of unvested grants of an aggregate of 14,067 shares of our common stock, based on $15.11, the closing price of our common stock on June 30, 2008.

(8)	This amount represents two times Mr. Weiss’ base salary and annual target bonus and is payable in a lump sum.

(9)	Mr. Weiss will be entitled to receive his Capstone Award upon a change in control. For a discussion of other payments to be received by Mr. Weiss in the event of his termination without cause or resignation for good reason following a change in control, see the preceding row of this table.

(10)	This amount represents the actuarial present value of Mr. Weiss’ Capstone Award as of June 30, 2008, as if payments had begun as of such date.

(11)	The unvested stock options to purchase an aggregate of 16,118 shares of our common stock, based on the difference between the exercise price of the options and $15.11, the closing price of our common stock on June 30, 2008 were “out of the money” and thus would have no value upon acceleration. The actual value realized will vary depending on the date the options are exercised.

Randy Underwood

Termination Without “Cause” or Resignation for “Good Reason.” Under the terms of his employment agreement, Mr. Underwood may be terminated by us without “cause” or he may resign for “good reason.”

Mr. Underwood’s employment may be terminated by us for “cause” upon occurrence of any of the following: (i) a material breach of any promise or obligation imposed under his employment agreement; (ii) material acts of embezzlement or misappropriation of funds; (iii) a serious breach of his fiduciary obligations; (iv) his conviction of a felony, plea of guilty or nolo contendere to a felony charge or any criminal act involving moral turpitude; (v) his willful unauthorized disclosure of confidential information; (vi) an intentional violation of any of our rules, regulations or policies; (vii) any willful act materially adverse to our interests that is reasonably likely to result in material harm to us or to bring us into disrepute; or (viii) engaging in behavior that would constitute grounds for liability for harassment.

Mr. Underwood may resign for “good reason” upon the occurrence of any of the following: (i) any failure by us to pay the compensation and benefits provided under his employment agreement or any other material breach by us of any provision of his employment agreement, after written notice by Mr. Underwood to cure such failure or breach, and failure by us to cure, within a period of fifteen (15) days following such written notice; (ii) any material adverse change in his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by us made without his permission after written notice by Mr. Underwood to cure such material adverse change and failure by us to cure, within a period of fifteen (15) days following such written notice which results in: (A) a diminution in any material respect in his position, authority, duties, responsibilities or compensation, which diminution continues in time over at least thirty (30) days, such that it constitutes an effective demotion or (B) relocation of his regular work address to a location more than thirty (30) miles from his location at the effective date of the employment agreement; or (iii) our failure to include him under any applicable directors’ and officers’ insurance policy provided by us after receiving written notice by Mr. Underwood and our continued failure to cure.

Upon a termination of employment by us without “cause” or a resignation by Mr. Underwood for “good reason,” Mr. Underwood will be entitled to the following payments and/or benefits:

•	continuation of his base salary as in effect at the time of termination for a period of 12 months, payable in bi-weekly installments, the amount of which we refer to as his Base Severance;

•	an amount equal to the average of the annual bonuses he received for the prior two years’, payable in 12 equal monthly installments, the amount of which we refer to as his Bonus Severance;

•	contribution by us to the cost of continued coverage under our group health plan for a period of 12 months;

•	continued payment by us (or reimbursement by us) of life, disability insurance and other benefit programs that were in effect at the time of his termination for a period of 12 months. In addition, we will continue to pay for his car lease/allowance payment for 12 months; and

•	all vested equity awards will remain exercisable for a period ending on the sooner of (i) 12 months following his termination of employment or (ii) the date the equity award would have expired by its original terms if he had remained employed with us.

In addition, upon a termination of employment by us without “cause” or a resignation by Mr. Underwood for “good reason,” Mr. Underwood will be entitled to receive a retention bonus and retiree medical coverage, with survivor benefits, under our retiree medical plan as then in effect, commencing 12 months after his termination or resignation. Mr. Underwood’s retention bonus will be paid at the rate of $150,000 per year, payable in monthly installments, and is payable until his death. Upon the date of his death, his spouse will thereafter be entitled to receive $75,000 per year for her lifetime.

Death or Disability.  In the event that Mr. Underwood’s employment terminates due to his death or disability, he will be entitled to receive the same benefits described above under Termination Without “Cause” or Resignation for “Good Reason”, provided, that in the event of his death, his retention bonus and retiree medical benefits shall commence in the month following his death, and in the event of his disability, his retention bonus shall commence in the month following his disability and his retiree medical benefits shall commence 12 months after his disability.

Termination after June 30, 2011.  Under the terms of his employment agreement, if Mr. Underwood’s employment is terminated for any reason after June 30, 2011, he will be entitled to receive the retention bonus and retiree medical benefits as described above in Termination Without “Cause” or Resignation for “Good Reason” commencing in the month following his termination of employment.

Termination Following a Change in Control.  In the event Mr. Underwood’s employment is terminated by us without “cause” or he resigns for “good reason” within 18 months following a “change in control,” he will be entitled to receive the same benefits described above under Termination without “Cause” or Resignation for “Good Reason,” except that he will receive his Base Severance for a period of 18 months and his Bonus Severance will be increased by 50% and will be payable over an 18 month period. In addition, any unvested equity awards will be accelerated upon his termination and, if applicable, will remain exercisable for a period ending on the sooner of (i) 12 months following his termination of employment or (ii) the date the equity award would have expired by its original terms if he had remained employed with us.

Retention Bonus and Retiree Medical Coverage Upon a Change in Control.  If the retention bonus has commenced prior to a change in control, any unpaid retention bonus will be paid to Mr. Underwood or his surviving spouse, as applicable, in the form of an actuarially equivalent lump sum within 60 days following such change in control. If the retention bonus has not commenced as of the date of the change in control, such benefit will be paid to Mr. Underwood or his surviving spouse, as applicable, in the form of an actuarially equivalent lump sum within 60 days following such change in control unless Mr. Underwood had previously terminated his employment without good reason or we had previously terminated his employment for cause and such prior termination had occurred prior to June 30, 2011. Upon a change in control, Mr. Underwood’s retiree medical coverage shall become non-forfeitable (to the extent it wasn’t already), provided, that Mr. Underwood is employed by us at the time of the change in control.

The “Change in Control” provisions of Mr. Underwood’s employment agreement will be triggered upon the same events as described above with respect to Mr. Weiss.

Mr. Underwood is bound by certain non-competition and non-solicitation covenants which extend for a period of 24 months following termination of employment. Additionally, in order to receive any severance or termination payments or benefits described above, Mr. Underwood is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

Assuming one of the following events occurred on June 30, 2008, Mr. Underwood’s payments and benefits have an estimated value of:

													Value of
											Value of		Restricted
					Welfare				Retiree		Options		Stock
	Salary				Benefit		Retention		Medical		Subject to		Subject to
	Continuation		Bonus		Continuation		Bonus		Coverage		Acceleration		Acceleration

Termination For Cause or Voluntary Resignation (without Good Reason)	—		—		—		—		—		—		—
Termination Without Cause or Voluntary Resignation for Good Reason	$420,000	(1)	$415,561	(2)	$33,714	(3)	$1,467,091	(4)	$8,212	(5)	—		—
Termination Without Cause or Voluntary Resignation for Good Reason following a Change in Control	$630,000	(6)	$623,342	(7)	$50,571	(8)	—		—		$0	(9)	$387,043	(10)
Payment Upon a Change in Control(11)	—		—		—		$1,467,091	(4)	$8,212	(5)	—		—
Death	$420,000	(1)	$415,561	(2)	$33,714	(3)	$1,467,091	(4)	$8,212	(5)	—		—
Disability	$420,000	(1)	$415,561	(2)	$33,714	(3)	$1,467,091	(4)	$8,212	(5)	—		—

(1)	This amount represents the continuation of Mr. Underwood’s base salary for one year.

(2)	This amount represents the average of Mr. Underwood’s annual bonus payments for the prior two years.

(3)	This amount represents our portion of the premium payments for 12 months of health, life, and disability coverage and 12 months of Mr. Underwood’s monthly auto allowance.

(4)	This amount represents the actuarial present value of Mr. Underwood’s retention bonus as of June 30, 2008 with such payments beginning 12 months after his termination or resignation..

(5)	This amount represents the present value of our expenses for providing Mr. Underwood with retiree medical coverage.

(6)	This amount represents the continuation of Mr. Underwood’s base salary for 18 months.

(7)	This amount represents 1.5 times the average of Mr. Underwood’s annual bonus payments for the prior two years.

(8)	This amount represents our portion of the premium payments for 18 months of health, life; and disability coverage and 18 months of Mr. Underwood’s monthly auto allowance.

(9)	The unvested stock options to purchase an aggregate of 37,917 shares of our common stock, based on the difference between the exercise price of the options and $15.11, the closing price of our common stock on June 30, 2008 were “out of the money” and thus would have no value upon acceleration. The actual value realized will vary depending on the date the options are exercised.

(10)	This amount represents the value of unvested grants of an aggregate of 25,615 shares of our common stock, based on $15.11, the closing price of our common stock on June 30, 2008.

(11)	Mr. Underwood will be entitled to receive his retention bonus and certain retiree medical benefits upon a change in control. For a discussion of other payments to be received by Mr. Underwood in the event of his termination without cause or resignation for good reason following a change in control, see the preceding line of this table.

Sydney Franchuk

Termination Without “Cause” or Resignation For Good Reason.  Under the terms of his employment agreement, Mr. Franchuk may be terminated by us for “cause” or he may resign for good reason.

Although not specifically defined in his employment agreement, we may terminate Mr. Franchuk’s employment for “cause” at any time for any just cause permitted by law, without notice.

Mr. Franchuk may resign for good reason which is defined substantially as described above with respect to Mr. Underwood’s “good reason” definition.

Upon a termination of employment by us without “cause” or resignation by Mr. Franchuk for good reason as described above, Mr. Franchuk will be entitled to the following payments:

•	continuation of his base salary as in effect at the time of termination for the completion of his initial employment term (expiring on June 30, 2009), payable in accordance with our normal payroll practices;

•	continuation of certain welfare benefits including group life, disability, group health and dental coverage for the remainder of his employment term; and

•	accelerated vesting of all equity awards granted on or prior to April 9, 2007.

Mr. Franchuk is bound by certain non-competition and non-solicitation covenants which extend for a period of 24 months following termination of employment. Additionally, in order to receive any severance or termination payments or benefits described above, Mr. Franchuk is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

Assuming one of the following events occurred on June 30, 2008, Mr. Franchuk’s payments and benefits have an estimated value of:

						Value of Options		Value of Restricted
	Salary			Welfare Benefit		Subject to		Stock Subject to
	Continuation		Bonus	Continuation		Acceleration		Acceleration

Termination For Cause or Voluntary Resignation (without Good Reason)	—		—	—		—		—
Termination Without Cause or Voluntary Resignation for Good Reason	$392,680	(1)	—	$5,341	(2)	$0	(3)	$266,163	(4)

(1)	This amount represents the continuation of Mr. Franchuk’s base salary for the completion of his initial employment term (expiring on June 30, 2009).

(2)	This amount represents our portion of the premium payments for 12 months (i.e., the period of time remaining in his initial employment term) of health and life coverage.

(3)	The unvested stock options to purchase an aggregate of 18,333 shares of our common stock, based on the difference between the exercise price of the options and $15.11, the closing price of our common stock on June 30, 2008 were “out of the money” and thus would have no value upon acceleration. The actual value realized will vary depending on the date the options are exercised

(4)	This amount represents the value of unvested grants of an aggregate of 17,615 shares of our common stock, based on $15.11, the closing price of our common stock on June 30, 2008.

Roy Hibberd

Termination Without “Cause” or Resignation for “Good Reason.” Under the terms of his employment agreement, Mr. Hibberd may be terminated by us without “cause” or he may resign for “good reason.”

Mr. Hibberd’s employment may be terminated by us for “cause” which is defined substantially as described above with respect to Mr. Underwood’s “cause” definition.

Mr. Hibberd may resign for good reason which is defined substantially as described above with respect to Mr. Underwood’s “good reason” definition.

Upon a termination of employment by us without “cause” or a resignation by Mr. Hibberd for “good reason,” Mr. Hibberd will be entitled to the following payments and/or benefits:

•	continuation of his base salary as in effect at the time of termination for a period of 12 months, payable in bi-weekly installments, the amount of which we refer to as his Base Severance;

•	an amount equal to the average of the annual bonuses he received for the prior two years’, payable in 12 equal monthly installments, the amount of which we refer to as his Bonus Severance;

•	contribution by us to the cost of continued coverage under our group health plan for a period 12 months;

•	continued payment by us (or reimbursement by us) of life, disability insurance and other benefit programs that were in effect at the time of his termination for a period of 12 months. In addition, we will continue to pay for his car lease/allowance payment for 12 months; and

•	all vested equity awards will remain exercisable for a period ending on the sooner of (i) 12 months following his termination of employment or (ii) the date the equity award would have expired by its original terms if he had remained employed with us.

Death or Disability.  In the event that Mr. Hibberd’s employment terminates due to his death or disability, he will be entitled to receive the same benefits described above under Termination Without “Cause” or Resignation for “Good Reason.”

Termination Following a Change in Control.  In the event Mr. Hibberd’s employment is terminated by us without “cause” or he resigns for “good reason” within 18 months following a “change in control,” he will be entitled to receive the same benefits described above under Termination without “Cause” or Resignation for “Good Reason,” except that he will receive his Base Severance for a period of 18 months and his Bonus Severance will be increased by 50% and will be payable over an 18 month period. In addition, any unvested equity awards will be accelerated upon his termination and, if applicable, will remain exercisable for a period ending on the sooner of (i) 12 months following his termination of employment or (ii) the date the equity award would have expired by its original terms if he had remained employed with us.

The “Change in Control” provisions of Mr. Hibberd’s employment agreement will be triggered upon the same events as described above with respect to Mr. Weiss.

Mr. Hibberd is bound by certain non-competition and non-solicitation covenants which extend for a period of 24 months following termination of employment. Additionally, in order to receive any severance or termination payments or benefits described above, Mr. Hibberd is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

Assuming one of the following events occurred on June 30, 2008, Mr. Hibberd’s payments and benefits have an estimated value of:

							Value of Options		Value of Restricted
	Salary				Welfare Benefit		Subject to		Stock Subject to
	Continuation		Bonus		Continuation		Acceleration		Acceleration

Termination For Cause or Voluntary Resignation (without Good Reason)	—		—		—		—		—
Termination Without Cause or Voluntary Resignation for Good Reason	$245,000	(1)	$169,663	(2)	$9,880	(3)	—		—
Termination Without Cause or for Voluntary Resignation for Good Reason following a Change in Control	$367,500	(4)	$254,494	(5)	$14,820	(6)	$0	(7)	$113,023	(8)
Death	$245,000	(1)	$169,663	(2)	$9,880	(3)	—		—
Disability	$245,000	(1)	$169,663	(2)	$9,880	(3)	—		—

(1)	This amount represents the continuation of Mr. Hibberd’s base salary for one year.

(2)	This amount represents the average of Mr. Hibberd’s annual bonus payments for the prior two years.

(3)	This amount represents our portion of the premium payments for 12 months of health, life and disability coverage and 12 months of Mr. Hibberd’s monthly auto allowance.

(4)	This amount represents the continuation of Mr. Hibberd’s base salary for 18 months.

(5)	This amount represents 1.5 times the average of Mr. Hibberd’s annual bonus payments for the prior two years.

(6)	This amount represents our portion of the premium payments for 18 months of health, life and disability coverage and 18 months of Mr. Hibberd’s monthly auto allowance.

(7)	The unvested stock options to purchase an aggregate of 17,800 shares of our common stock, based on the difference between the exercise price of the options and $15.11, the closing price of our common stock on June 30, 2008 were “out of the money” and thus would have no value upon acceleration. The actual value realized will vary depending on the date the options are exercised

(8)	This amount represents the value of unvested grants of an aggregate of 7,480 shares of our common stock, based on $15.11, the closing price of our common stock on June 30, 2008.

Norman Miller

Termination Without “Cause” or Resignation for “Good Reason.” Under the terms of his employment agreement, Mr. Miller may be terminated by us without “cause” or he may resign for “good reason.”

Mr. Miller’s employment may be terminated by us for “cause” which is defined substantially as described above with respect to Mr. Underwood’s “cause” definition.

Mr. Miller may resign for good reason which is defined substantially as described above with respect to Mr. Underwood’s “good reason” definition.

Upon a termination of employment by us without “cause” or a resignation by Mr. Miller for “good reason,” Mr. Miller will be entitled to the following payments and/or benefits:

•	continuation of his base salary as in effect at the time of termination for a period of 12 months, payable in bi-weekly installments, the amount of which we refer to as his Base Severance;

•	an amount equal to the average of the annual bonuses he received for the prior two years’, payable in 12 equal monthly installments, the amount of which we refer to as his Bonus Severance;

•	contribution by us to the cost of continued coverage under our group health plan for a period 12 months;

•	continued payment by us (or reimbursement by us) of life, disability insurance and other benefit programs that were in effect at the time of his termination for a period of 12 months. In addition, we will continue to pay for his car lease/allowance payment for 12 months; and

•	all vested equity awards will remain exercisable for a period ending on the sooner of (i) 12 months following his termination of employment or (ii) the date the equity award would have expired by its original terms if he had remained employed with us.

Death or Disability.  In the event that Mr. Miller’s employment terminates due to his death or disability, he will be entitled to receive the same benefits described above under Termination Without “Cause” or Resignation for “Good Reason.”

Termination Following a Change in Control.  In the event Mr. Miller’s employment is terminated by us without “cause” or he resigns for “good reason” within 18 months following a “change in control,” he will be entitled to receive the same benefits described above under Termination without “Cause” or Resignation for “Good Reason,” except that he will receive his Base Severance for a period of 18 months and his Bonus Severance will be increased by 50% and will be payable over an 18 month period. In addition, any unvested equity awards will be accelerated upon his termination and, if applicable, will remain exercisable for a period ending on the sooner of (i) 12 months following his termination of employment or (ii) the date the equity award would have expired by its original terms if he had remained employed with us.

The “Change in Control” provisions of Mr. Miller’s employment agreement will be triggered upon the same events as described above with respect to Mr. Weiss.

Mr. Miller is bound by certain non-competition and non-solicitation covenants which extend for a period of 24 months following termination of employment. Additionally, in order to receive any severance or termination payments or benefits described above, Mr. Miller is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

Assuming one of the following events occurred on June 30, 2008, Mr. Miller’s payments and benefits have an estimated value of:

							Value of Options		Value of Restricted
	Salary				Welfare Benefit		Subject to		Stock Subject to
	Continuation		Bonus		Continuation		Acceleration		Acceleration

Termination For Cause or Voluntary Resignation (without Good Reason)	—		—		—		—		—
Termination Without Cause or Voluntary Resignation for Good Reason	$425,000	(1)	$331,029	(2)	$21,734	(3)	—		—
Voluntary Resignation (without Good Reason)	—		—		—		—		—
Termination Without Cause or Voluntary Resignation for Good Reason following a Change in Control	$637,500	(4)	$496,543	(5)	$32,601	(6)	$0	(7)	$329,897	(8)
Death	$425,000	(1)	$331,029	(2)	$21,734	(3)	—		—
Disability	$425,000	(1)	$331,029	(2)	$21,734	(3)	—		—

(1)	This amount represents the continuation of Mr. Miller’s base salary for one year.

(2)	This amount represents the average of Mr. Miller’s annual bonus payments for the prior two years.

(3)	This amount represents our portion of the premium payments for 12 months of health, life and disability coverage and 12 months of Mr. Miller’s monthly auto allowance.

(4)	This amount represents the continuation of Mr. Miller’s base salary for 18 months.

(5)	This amount represents 1.5 times the average of Mr. Miller’s annual bonus payments for the prior two years.

(6)	This amount represents our portion of the premium payments for 18 months of health, life and disability coverage and 18 months of Mr. Miller’s monthly auto allowance.

(7)	The unvested stock options to purchase an aggregate of 64,583 shares of our common stock, based on the difference between the exercise price of the options and $15.11, the closing price of our common stock on June 30, 2008 were “out of the money” and thus would have no value upon acceleration. The actual value realized will vary depending on the date the options are exercised

(8)	This amount represents the value of unvested grants of an aggregate of 21,833 shares of our common stock, based on $15.11, the closing price of our common stock on June 30, 2008.

Donald Gayhardt

Mr. Gayhardt resigned his employment as our President and Secretary and as a member of our board on May 31, 2008. Pursuant to Mr. Gayhardt’s employment agreement with us, dated December 19, 2004 as amended April 9, 2007, Mr. Gayhardt is entitled to receive (i) the continuation of his base salary as in effect at the time of termination for a period of 1 year, (ii) contribution by us to the cost of health care continuation coverage under our group health plan for a period of one year and (iii) the continuation of his monthly auto allowance for a period of 1 year.

As of June 30, 2008, we had the following accrued severance obligations to Mr. Gayhardt: (i) Salary — $435,417; (ii) Medical — $4,934 and (iii) Automobile Allowance — $14,290.

Employee Benefit Plans

We believe our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant options and other equity-based awards helps us to attract, retain and motivate qualified employees, and encourages them to devote their best efforts to our business and financial success. The material terms of our equity incentive plans are described below.

1999 Stock Incentive Plan

Our 1999 Stock Incentive Plan, which we refer to as our 1999 plan, is intended to secure for us the benefits arising from stock ownership by selected key employees, directors, consultants and advisors, as our board may determine from time to time. The following are the material terms of the 1999 plan:

Shares Subject to Plan.  Options to purchase 10,245 shares of our common stock granted under the 1999 plan were outstanding as of June 30, 2008.

Administration.  The plan is administered by our board. Subsequent to the closing of our initial public offering, the 1999 plan is administered by the human resources and compensation committee as designated by our board. Each member of the committee is a “nonemployee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act) and an “outside director” (within the meaning of Section 162(m) of the Internal Revenue Code). The human resources and compensation committee has authority to construe and interpret the 1999 plan and any awards made thereunder, to grant and determine the terms of awards and to make any necessary rules and regulations for the administration of the 1999 plan.

Eligibility.  All of our employees and directors, and in specified circumstances, our consultants and advisors are eligible to participate in the 1999 plan.

Type of Awards.  Nonqualified stock options or incentive stock options may be granted under the 1999 plan. Stock appreciation rights may also be granted in tandem with non-qualified stock options or incentive stock options granted under the 1999 plan.

Amendment and Termination.  The 1999 plan may be amended by our board, at any time, subject to stockholder approval to increase the shares of stock reserved for issuance under the 1999 plan or modify eligibility requirements.

Exercisability, Vesting and Price of Awards.  The stock options will vest at the times and upon the conditions that the human resources and compensation committee may determine. The price at which shares subject to any stock options may be purchased are reflected in each particular stock option agreement.

2005 Stock Incentive Plan

Our 2005 Stock Incentive Plan, which we refer to as our 2005 plan, is intended to secure for us the benefits arising from stock ownership by selected key employees, directors, consultants and advisors as the human resources and compensation committee of our board may from time to time determine. The following are the material terms of the 2005 plan:

Shares Subject to Plan.  During fiscal 2008, our board approved the grant of 36,920 shares of restricted stock and restricted stock units and options to purchase 25,124 shares of common stock under the 2005 plan. Options to purchase 1,173,562 shares of our common stock granted under the 2005 plan were outstanding as of June 30, 2008.

Administration.  The 2005 plan is administered by the human resources and compensation committee as designated by our board. Each member of the human resources and compensation committee is a “nonemployee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act) and an “outside director” (within the meaning of Section 162(m) of the Internal Revenue Code). The human resources and compensation committee has authority to construe and interpret the 2005 plan and any awards made thereunder, to grant and determine the terms of awards and to make any necessary rules and regulations for the administration of the 2005 plan.

Eligibility.  All of our and our subsidiaries directors, officers, employees, consultants and advisors are eligible to participate in the 2005 plan.

Type of Awards.  The 2005 plan permits the human resources and compensation committee of our board to grant stock options, stock purchase rights, shares of common stock, restricted stock units or a combination thereof upon the terms and conditions determined by the administrators of the plan. Stock options may be incentive stock options or non-qualified stock options that do not qualify as incentive stock options. The board amended and restated the plan on June 28, 2007 to permit the issuance of restricted stock units under the plan.

Amendment and Termination.  The 2005 plan may be amended or terminated by our board, at any time, subject to approval by our stockholders where necessary to satisfy federal tax or other applicable laws or stock market requirements. The 2005 plan will terminate no later than ten years after its adoption.

Exercisability, Vesting and Price of Awards.  Stock options will vest at the times and upon the conditions that the human resources and compensation committee may determine, and the price at which shares, subject to the stock option may be purchased will be reflected in each particular stock option agreement. The stock purchase price, our right of repurchase, if any, and other conditions determined by the human resources and compensation committee, will be reflected in each particular stock purchase right agreement.

2007 Stock Incentive Plan

Our 2007 Stock Incentive Plan, which we refer to as our 2007 plan, is intended to secure for us the benefits arising from stock ownership by selected key employees, directors, consultants and advisors as the human resources and compensation committee of our board may from time to time determine. Our board adopted our 2007 plan on October 5, 2007 and our stockholders adopted our 2007 plan on November 15, 2007. The following are the material terms of the 2005 plan:

Shares Subject to Plan.  2,500,000 shares of our common stock are reserved for issuance pursuant to the terms of the 2007 plan. However, no more than 1,250,000 shares may be subject to stock awards or restricted stock unit awards. During fiscal 2008, our board approved the grant of 139,156 shares of restricted stock and restricted stock units and options to purchase 358,556 shares of common stock under the 2007 plan. Options to purchase 358,556 shares of our common stock granted under the 2007 plan were outstanding as of June 30, 2008. The number of shares reserved for issuance is generally subject to equitable adjustment upon the occurrence of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares, stock dividend or other similar corporate transaction or event.

Administration.  The 2007 plan is administered by the human resources and compensation committee as designated by our board or by our board. Each member of the human resources and compensation committee is a “nonemployee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act) and an “outside director” (within the meaning of Section 162(m) of the Internal Revenue Code). The human resources and compensation committee or our board has authority to construe and interpret the 2007 plan and any awards made thereunder, to grant and determine the terms of awards and to make any necessary rules and regulations for the administration of the 2007 plan.

Eligibility.  Officers and employees, non-employee members of our board as well as independent consultants and contractors, in our employ or service or in the employ or service of our parent or subsidiary companies (whether now existing or subsequently established) will be eligible to participate in the 2007 plan.

Type of Awards.  The 2007 plan permits the human resources and compensation committee of our board or our board to grant stock options, stock appreciation rights, stock awards, restricted stock units, performance awards or a combination thereof upon the terms and conditions determined by the administrators of the plan. Stock options may be incentive stock options or non-qualified stock options that do not qualify as incentive stock options.

Amendment and Termination.  Our board may amend or modify the 2007 plan at any time; provided, however, that stockholder approval will be required for any amendment which materially increases the number of shares of common stock authorized for issuance under the 2007 plan (other than in connection with certain changes to our capital structure), materially increases the benefits accruing to participants, materially expands the class of individuals eligible to participate in the 2007 plan, expands the types of awards which may be made under the 2007 plan or extends the term of the 2007 plan. Unless sooner terminated by our board, the 2007 plan will terminate on October 5, 2017.

Exercisability, Vesting and Price of Awards.  Stock options will vest at the times and upon the conditions that the human resources and compensation committee or board may determine, and the price at which shares, subject to the stock option may be purchased will be reflected in each particular stock option agreement. The stock purchase price, our right of repurchase, if any, and other conditions determined by the human resources and compensation committee or the board, will be reflected in each particular stock purchase right agreement.

COMPENSATION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

During the last fiscal year, Messrs. Schwenke (Chairman), Gavin and Kooper served as members of our human resources and compensation committee. None of these individuals was at any time since July 1, 2007 or at any time prior thereto an officer or employee of ours. There are no compensation committee interlocks between us and any other entity involving us or such other entity’s executive officers or members of our board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions during Fiscal 2008

Other than compensation agreements and other arrangements which are described in the “Director Compensation” and “Executive Compensation” sections of this proxy statement and the transactions described below, during our last fiscal year, there has not been, and there is not currently proposed, any transaction or series of transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, nominees for director, executive officers, holders of more than five percent of any class of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest.

We believe that all of the transactions set forth below are on terms no less favorable to us than we could have obtained from unaffiliated third parties.

Stockholders Agreement

We are a party to an amended and restated stockholders agreement with parties, including GS Mezzanine Partners, L.P., Bridge Street Fund 1998, L.P., Stone Street Fund 1998, L.P. and GS Mezzanine Partners Offshore, L.P., which we refer to collectively in this proxy statement as GS, Ares Leveraged Investment Fund, L.P. and Ares Leveraged Investment Fund II, L.P., which we refer to together in this proxy statement as Ares, Green Equity Investors II, L.P., Jeffrey Weiss, Donald Gayhardt and C.L. and Sheila Jeffrey. The stockholders agreement will terminate on November 13, 2013. Under the agreement, provisions relating to tag-along and first option rights, repurchase of shares, preemptive rights, drag-along rights and grants of proxy terminated in connection with our initial public offering in January 2005. In addition, to our knowledge, GS, Ares and Green Equity Investors II, L.P. do not own any shares of our common stock and, therefore, they no longer have rights under the Stockholders’ Agreement.

Under the Stockholders Agreement, any stockholder party to the Stockholders Agreement owning 20% or more of the outstanding shares of our common stock has the right to demand that we file a registration statement under the Securities Act covering all or a portion of the shares of common stock that it holds.

In addition, if we propose to register any common stock under the Securities Act (pursuant to a demand or otherwise) other than on a registration statement on Form S-4 or S-8, or in connection with an exchange offer, each stockholder that is party to the stockholders agreement, may elect to include in, or “piggyback” on, the registration of all or a portion of the shares of common stock that it holds. We would bear all registration expenses incurred in connection with these registrations. The stockholders would pay all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of their securities.

Our Policies Regarding Related Party Transactions

The audit committee of our board reviews transactions where any of the following persons or entities is a party: (i) any executive officer or vice president or board member or board nominee or any immediate family member or affiliate of any of the foregoing, (ii) any five percent or more shareholder, or (iii) any entity in which any of the foregoing has a one percent or more ownership interest. Transactions subject to review may proceed if our audit committee finds that the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, and, to the extent they involve compensation, if they are approved by our human resources and compensation committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our financial reporting process on behalf of our board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed our audited financial statements for fiscal 2008, and discussed them with management and the independent registered public accounting firm (including discussions in executive sessions without the presence of management when appropriate), including the following aspects of the financial statements: (i) the quality, not just the acceptability, of their accounting principles; (ii) the reasonableness of the significant judgments reflected in the financial statements; and (iii) the clarity of their disclosures. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has also received the written disclosures and the letters from our independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee has discussed with the independent registered public accounting firm their independence from us and our management. In addition, the Audit Committee has considered whether the provision of non-audit services by the independent registered public accounting firm to us is compatible with maintaining the independence of the independent registered public accounting firm.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our board that our audited financial statements be included in our Annual Report on Form 10-K for fiscal 2008. The Audit Committee’s recommendation was accepted by our board.

This report is made by the undersigned members of the Audit Committee.

David Jessick (Chairman)
Clive Kahn
Ronald McLaughlin

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board has appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal 2009. Ernst & Young LLP was first engaged as our independent registered public accounting firm in 1990 and has audited our financial statements for fiscal 2008. Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the votes cast on the matter.

Although stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise, our board has decided to afford our stockholders the opportunity to express their opinions on the matter of our independent registered public accounting firm. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of us and our stockholders. If our stockholders do not ratify the appointment, the audit committee will take that fact into consideration, together with such other facts as it deems relevant, in determining its next selection of an independent registered public accounting firm.

Representatives of Ernst & Young LLP will be present at the annual meeting to make any statement they may desire and to respond to questions from stockholders.

The board unanimously recommends that stockholders vote FOR Proposal 2 to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2009.

Fees to Independent Registered Public Accounting Firm

Aggregate fees for professional services rendered to us or on our behalf by Ernst & Young LLP for the fiscal year ended on June 30, 2007 and June 30, 2008 are as follows:

	Fiscal 2007	Fiscal 2008

Audit Fees	$1,669,000	$1,144,806
Audit-Related Fees	$32,000	$27,500
Tax Fees	$211,000	$255,302
All Other Fees	$2,600	$2,055

Audit Fees.  Audit fees for fiscal 2008 and fiscal 2007 were for professional services rendered for the audits of our consolidated financial statements, review of the interim consolidated financial statements included in the quarterly reports, attestation services related to our internal controls over financial reporting for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and services that generally only the independent registered public accounting firm can reasonably provide, such as comfort letters, statutory audits, consents and assistance with and review of documents filed with the Securities and Exchange Commission. Audit fees for fiscal 2007 also were for professional services rendered in connection with our public follow-on offering of equity and for the convertible note offering.

Audit-Related Fees.  During fiscal 2008 and fiscal 2007, there were no fees billed for assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audits or reviews of our financial statements, the effectiveness of our internal control over financial reporting and the effectiveness of management’s assessment of our internal control over financial reporting, and are not reported under Audit Fees above. Audit related fees for fiscal 2008 and fiscal 2007 were related to the audit of our 401(k) plan.

Tax Fees.  Tax fees for fiscal 2008 and fiscal 2007 were for compliance, tax advice, and tax planning.

All Other Fees.  Fees for other services provided during fiscal 2008 and fiscal 2007 were for online research services and continuing education courses.

Pre-Approval of Services.  All services provided by Ernst & Young LLP were pre-approved by the audit committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The audit committee has adopted pre-approval policies and procedures for audit and non-audit services. The audit services provided by Ernst & Young LLP are approved in advance by the audit committee. Under its pre-approval policy, the audit committee has delegated authority to its chairman to pre-approve audit-related and non-audit services the cost of which will not exceed $50,000; provided, that the chairman is required to report any pre-approval decisions to the audit committee at its next meeting. Any services that exceed the pre-approved dollar limit require specific pre-approval by the audit committee. The engagement of Ernst & Young LLP for non-audit accounting and tax services is limited to circumstances where these services are considered integral to the audit services that Ernst & Young LLP provides or where there is another compelling rationale for using Ernst & Young LLP. All audit, audit-related and permitted non-audit services for which Ernst & Young LLP was engaged were pre-approved by the audit committee in compliance with applicable Securities and Exchange Commission requirements.

OTHER INFORMATION

Matters Relating to Solicitation

The expense of solicitation of proxies on behalf of the board, including printing and postage, will be paid by us. Request will be made of brokerage houses and other custodians, nominees and fiduciaries to forward the solicitation material, at our expense, to the beneficial owners of common stock held of record by such persons. In addition to being solicited through the mails, proxies may also be solicited personally or by telephone by our board and officers. We know of no business which will be presented at the annual meeting other than as set forth in this proxy statement. However, if other matters should properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with the recommendations of our board, or if no recommendation is given, in their own discretion on such matter.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, board and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us, or written representations that no Annual Statements of Beneficial Ownership of Securities on Form 5 were required to be filed, we believe that during fiscal 2008 our officers, directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements except as follows: During fiscal 2008, Norman Miller filed two late Form 4’s relating to two transactions, Randy Underwood filed two late Form 4’s relating to two transactions, Peter Sokolowski filed two late Form 4’s relating to five transactions, Melissa Soper filed two late Form 4’s relating to two transactions, Paul Mildenstein filed two late Form 4’s relating to five transactions, Bill Athas filed two late Form 4’s relating to five transactions, Roy Hibberd filed two late Form 4’s relating to two transactions, Patti Smith filed one late Form 4 relating to two transactions and Silvio Piccini filed one late Form 4 relating to one transaction.

Other Matters

Only the proposals set forth in the proxy statement are currently intended to be presented for vote at the annual meeting. The board knows of no other matters that are to be brought before the annual meeting, and in accordance with our bylaws, no other substantive proposals may be introduced at the annual meeting. If any other business properly comes before the annual meeting, including the consideration of a motion to adjourn such meeting (including for purposes of soliciting additional votes), it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our board may recommend or, if no recommendation is given, in their own discretion.

Stockholder Proposals for the 2009 Annual Meeting of Stockholders

Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

Proposals for Inclusion in Our 2009 Proxy Statement.  Proposals of stockholders intended to be presented for consideration at our 2009 annual meeting of stockholders must be received by us no later than June 9, 2009 in order to be included in our 2009 proxy statement and form of proxy related to that meeting.

Proposals Not for Inclusion in Our Proxy Statement.

If a stockholder intends to timely submit a proposal for action at our 2009 annual meeting of stockholders, which is not required to be included in our 2009 proxy statement and form of proxy relating to that meeting, the stockholder must satisfy certain requirements set forth in our bylaws and deliver a written notice (as such term is defined in our bylaws) to our Secretary at the following address: Dollar Financial Corp., 1436 Lancaster Avenue, Suite 310, Berwyn, PA, 19312 and in the manner set forth in the bylaws not later than September 14, 2009 and not earlier than August 15, 2009; provided, however, if the 2009 annual meeting is held 30 days prior to, or 60 days after, the date of the 2008 annual meeting, a timely notice with respect to the meeting must be delivered not later than the close of business on the later of the (1) 60th day prior to the 2009 annual meeting or (2) if the first public announcement of the date of the 2009 annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made.

If such stockholder fails to timely deliver a written notice to our Secretary in the manner set forth above, or otherwise fails to satisfy the requirements set forth in our bylaws and Securities and Exchange Commission rules, the proxy holders will be allowed to use their discretionary voting authority when any such proposal is raised at the 2009 annual meeting. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

A copy of the full text of our bylaws may be obtained by writing to our Secretary at the following address: Dollar Financial Corp., 1436 Lancaster Avenue, Suite 310, Berwyn, PA, 19312.

Our Annual Report on Form 10-K

We will provide without charge to each person solicited by this proxy statement, on the written request of any such person, a copy of our annual report on Form 10-K for fiscal 2008 including financial statements and the schedules thereto. Such written requests should be directed to us at 1436 Lancaster Avenue, Suite 310, Berwyn, PA 19312, Attention: Secretary.

EXHIBIT A

DOLLAR FINANCIAL CORP.
BOARD OF DIRECTORS
AUDIT COMMITTEE CHARTER

ARTICLE I
FORMATION

The Board of Directors (the “Board”) of Dollar Financial Corp. (the “Corporation”) has established the Audit Committee (the “Committee”) pursuant to Section 141(c)(2) of the Delaware General Corporation Law and Article IV, Section 1 of the Corporation’s Bylaws.

ARTICLE II
PURPOSE

1. The purpose of the Committee is to oversee the accounting and financial reporting processes of the Corporation and the audits of the Corporation’s financial statements.

2. Management is responsible for preparing the Corporation’s financial statements and for their accuracy and the Corporation’s independent auditors are responsible for auditing those financial statements While the Committee has certain authority and oversight responsibilities under this Charter, it is not the responsibility of the Committee to plan or conduct audits. In the absence of their possession of reason to believe that such reliance is unwarranted, the members of the Committee may rely without independent verification on the information provided to them and on the representations made by the Corporation’s management and the Corporation’s independent auditors. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s authority and oversight responsibilities do not assure that the audits of the Corporation’s financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Corporation’s independent auditors are in fact “independent.”

ARTICLE III
COMPOSITION

The Committee shall consist of at least three directors, each of whom shall meet the independence requirements of the Nasdaq National Market, the Securities and Exchange Commission, the Securities Exchange Act of 1934, as amended, and any other applicable law (except as may be allowed by those requirements in exceptional circumstances) and none of whom have participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the past three years. Subject to the foregoing, the exact number of members of the Committee shall be fixed and may be changed from time to time by resolution duly adopted by the Board.

Each member shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in such individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The members of the Committee shall be appointed by the Board and continue to be members until their successors are elected and qualified as directors and appointed to the Committee or until their earlier resignation or removal. Any member of the Committee may be removed, with or without cause, by the Board at any time.

The Board may appoint one member to serve as Chair of the Committee. The Chair shall set the agenda for the Committee’s meetings, convene and chair the Committee’s regular and special meetings and act as the Committee’s representative to the Board in communicating with the Board and management. If the Board fails to appoint a Chair of the Committee, the members of the Committee shall elect a Chair by majority vote of the full Committee to serve at the pleasure of the majority of the full Committee.

ARTICLE IV
RESPONSIBILITIES

The principal responsibilities and functions of the Committee are set forth below. The Committee is authorized to carry out these responsibilities and other responsibilities assigned to it by the Board from time to time, and to take any action reasonably related to the mandate of this Charter. Subject to any restrictions set forth in the Corporation’s Certificate of Incorporation and Bylaws and applicable law, the Committee shall have all power and authority necessary or appropriate to carry out its purposes and responsibilities.

The Committee’s role in performing its responsibilities and functions is one of oversight. The Corporation’s management is responsible for preparing the Corporation’s financial statements and the Corporation’s independent, auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the Corporation’s independent auditors, have more time, knowledge and more detailed information concerning the Corporation than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Corporation’s financial statements or any professional certification as to work of the Corporation’s independent auditors. Further, auditing literature, particularly Statement of Auditing Standards (“SAS”) No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as applied to the Committee in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

A.	Independent Auditors

1. Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by the Corporation (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation. The independent auditors shall report directly to the Committee.

2. Pre-approve all audit and permissible non-audit services to be performed for the Corporation by a registered public accounting firm in accordance with the provisions of § 10A(i) of the Securities Exchange Act of 1934, as amended.

3. Review and discuss with the independent auditors their audit procedures, including the scope, fees and timing of the audit, and the results of the annual audit examination and any accompanying management letters, and any reports of the independent auditors with respect to interim periods.

4. Discuss with the Corporation’s independent auditors the matters required to be discussed by SAS No. 61 (Codification of Statements on Auditing Standards, AU § 380), as may be modified or supplemented.

5. At least annually, discuss with the independent auditors their independence and receive each of the following in writing:

a. Disclosure of all relationships between the auditors and their related entities and the Corporation and its related entities or services provided by the auditors and their related entities to the Corporation and its related entities that in the auditors’ professional judgment may reasonably be thought to bear on independence, consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented, or impact the objectivity of the independent auditors; and

b. Confirmation that, in the auditors’ professional judgment, the independent auditors are independent of the Corporation within the meaning of the federal securities laws.

6. Review and concur with the Corporation’s hiring as an employee or engaging as a contractor or consultant of any employees of the Corporation’s independent auditors.

7. At least annually, evaluate the independent auditors’ qualifications, performance and independence, including a review and evaluation of the lead partner of the independent auditors, and present its conclusions to the Board. In making its evaluation, the Committee should take into account the opinions of management and should consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself.

8. Prepare an audit committee report for inclusion in the Corporation’s annual proxy statement in accordance with the rules promulgated by the Securities and Exchange Commission.

B.	Financial Statements

9. Review and discuss with the Corporation’s independent auditors and management the Corporation’s audited financial statements and quarterly financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

10. Review and discuss with management and the independent auditors any transactions or courses of dealing with parties related to the Corporation which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Corporation’s financial statements.

11. Review and discuss with management and the independent auditors the accounting policies that may be viewed as critical, any significant changes in the Corporation’s accounting policies and any accounting or financial reporting proposals that may have a significant impact on the Corporation’s financial reports. Inquire about the Corporation’s independent auditors’ views about management’s choices among alternative accounting principles and the quality of the Corporation’s accounting principles as applied in its financial reporting.

12. Review and discuss with management and the independent auditors any material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Corporation with entities of which the Committee is made aware whose accounts are not consolidated in the financial statements of the Corporation and that may have a material current or future effect on the Corporation’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses.

13. Review and recommend action with respect to the results of each independent audit of the Corporation’s financial statements, including problems encountered in connection with such audit and recommendations of the independent auditors arising as a result of such audit.

14. Based on (a) its review and discussions with management of the Corporation’s audited financial statements, (b) its discussion with the independent auditors of the matters to be communicated pursuant to SAS 61 and (c) the written disclosures from the Corporation’s independent auditors regarding independence, recommend to the Board whether the Corporation’s audited financial statements should be included in the Corporation’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

C.	Internal Accounting

15. Review with the Corporation’s independent auditors and financial management (a) the adequacy and effectiveness of the Corporation’s system of disclosure controls and procedures and internal controls over financial reporting; (b) all significant deficiencies in the design or operation of the Corporation’s internal controls over financial reporting that could adversely affect the Corporation’s ability to record, process, summarize and report financial data; (c) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls over financial reporting; (d) the adequacy and effectiveness of those portions of the Corporation’s code of business conduct and ethics that relate to the integrity of the Corporation’s financial reporting; and (e) the related findings and recommendations of the Corporation’s independent auditors together with management’s responses.

D.	Management and Employee Conduct Policies

16. Make interpretations from time to time as to the scope and application of the Corporation’s management conduct policies.

17. Review periodically with senior management the provisions of the Corporation code of business conduct and ethics (including the Corporation’s policies and procedures with regard to trading by Corporation personnel in securities of the Corporation and use in trading of proprietary or confidential information) bearing on the integrity of financial reporting including any waivers provided under such code since the last review.

18. Review on an ongoing basis and approve or disapprove all related party transactions required to be disclosed by Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission.

19. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

E.	Annual Self-Evaluation

20. At least annually, conduct a self-evaluation of the performance of the Committee, including its overall effectiveness and compliance with this Charter.

21. At least annually, review this Charter and reassess its adequacy.

The foregoing functions and responsibilities are set forth with the understanding that the Committee may, to the extent permitted by applicable laws or regulations, diverge therefrom as appropriate given the circumstances.

In discharging its role, the Committee encourages free and open communication among the Committee, the Corporation’s independent auditors and management. The Committee shall have the resources and authority necessary to discharge its duties and responsibilities, including the resources and authority to retain outside separate counsel or other experts or consultants, as it deems appropriate. The Committee is empowered to investigate any matter brought to its attention that is within the scope of or otherwise relevant to its responsibilities, with all requisite access to all books, records, facilities and personnel of the Corporation and with access to the Corporation’s outside legal counsel and other advisors.

ARTICLE V
PROCEDURES

The Committee shall meet at least once each fiscal quarter. Additional meetings shall occur as the Committee or its Chair deems advisable. The Committee shall keep regular minutes of its meetings, and shall report its actions to the next meeting of the Board.

The Committee may, to the extent permitted by applicable laws and regulations, form and delegate any of its responsibilities to a subcommittee so long as such subcommittee consists of at least two members of the Committee. The requirements for action by a subcommittee shall, except as otherwise provided by act of the Committee, be the same as applicable to the Committee.

All non-management directors who are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. To perform its oversight functions effectively, the Committee should meet separately and periodically with management, the internal auditors (or other personnel responsible for the internal audit function) and the independent auditors. The Committee may, at its discretion and at the invitation of the Chair, include in its meetings members of the Corporation’s management, representatives of the Corporation’s outside advisors, and any other personnel employed or retained by the Corporation or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate including, but not limited to, any non-management director who is not a member of the Committee.

Exhibit B

DOLLAR FINANCIAL CORP.
BOARD OF DIRECTORS
AMENDED AND RESTATED
CORPORATE GOVERNANCE AND NOMINATING
COMMITTEE CHARTER

ARTICLE I
FORMATION

The Board of Directors (the “Board”) of Dollar Financial Corp. (the “Corporation”) has established the Corporate Governance and Nominating Committee (the “Committee”) pursuant to Section 141(c)(2) of the Delaware General Corporation Law and Article IV, Section 1 of the Corporation’s Bylaws.

ARTICLE II
PURPOSE

The purpose of the Committee is to (1) identify, screen, review and recommend to the Board individuals qualified to be nominated for election to the Board and to fill vacancies or newly created positions on the Board consistent with criteria approved by the Board, (2) recommend to the Board directors to serve on each Board committee, (3) oversee an annual evaluation of the Board’s effectiveness and recommend improvements when necessary and (4) review and monitor matters relating to the Corporation’s corporate governance.

ARTICLE III
COMPOSITION

The Committee shall consist of at least two directors, each of whom shall be determined by the Board to be “independent” in accordance with the rules of the Nasdaq National Market (except as may be allowed by those rules in exceptional circumstances). Subject to the foregoing, the exact number of members of the Committee shall be fixed and may be changed from time to time by resolution duly adopted by the Board.

The members of the Committee shall be appointed by the Board and continue to be members until their successors are elected and qualified or until their earlier resignation or removal. Any member of the Committee may be removed, with or without cause, by the Board at any time.

The Board may appoint one member to serve as chair of the Committee. The Chair shall set the agenda for the Committee’s meetings, convene and chair the Committee’s regular and special meetings and act as the Committee’s representative to the Board in communicating with the Board and management. If the Board fails to appoint a Chair of the Committee, the members of the Committee shall elect a Chair by majority vote of the full Committee to serve at the pleasure of the majority of the full Committee.

ARTICLE IV
RESPONSIBILITIES

The principal responsibilities and functions of the Committee are set forth below. The Committee is authorized to carry out these responsibilities, and other responsibilities assigned to it by the Board from time to time, and to take any action reasonably related to the mandate of this Charter. Subject to any restrictions set forth in the Corporation’s Certificate of Incorporation and Bylaws and applicable law, the Committee shall have all power and authority necessary or appropriate to carry out its purposes and responsibilities.

Board Selection and Composition

1. Establish standards, criteria and processes for the selection of directors.

2. Identify, recruit, and review qualified individuals to be nominated for election to the Board and to fill vacancies or newly created board positions, consistent with criteria approved by the Board.

3. Before nominating a new or incumbent director for election or reelection to the Board, review his or her qualifications, including capability, availability to serve, conflicts of interest, and other relevant factors.

4. Select, or recommend for the Board’s selection, candidates for election or reelection to the Board at the annual meeting of stockholders and to fill vacancies that may occur at other times, including vacancies resulting from an increase in the size of the Board.

5. If deemed advisable by the Committee, retain, compensate, terminate and oversee search firms and recruitment consultants to help identify, screen and review director candidates.

6. Receive disclosures relating to a director’s independence and assist the Board in making determinations as to the independence of the directors.

7. Review periodically the size of the Board and recommend to the Board any appropriate changes.

8. Consider matters relating to the resignation of Board members.

Evaluation of the Board and Board Committees

9. Assist the Board in fulfilling its responsibilities in a manner that serves the best interests of the Corporation’s stockholders by conducting an annual review of the effectiveness, size and composition of the Board as a whole, including whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, and other desired qualities.

10. Annually review the composition of each committee and present recommendations for committee memberships to the Board as needed after consultation with individual directors and the Chairman of the Board.

11. Review and monitor the composition, purpose, functions and structure of each Board committee.

12. Consider matters related to the removal, resignation and rotation of members of each Board committee.

Corporate Governance

13. Review and monitor matters relating to the Company’s corporate governance and develop and recommend to the Board, if appropriate, modifications or additions to the Company’s organizational documents or the Company’s other corporate governance policies or processes.

14. Review the corporate governance implications, if any, of any proposed changes in director compensation.

Annual Self-Evaluation

15. At least annually, conduct a self-evaluation of the performance of the Committee, including its overall effectiveness and compliance with this charter.

16. At least annually, review this Charter and reassess its adequacy.

The foregoing functions and responsibilities are set forth with the understanding that the Committee may, to the extent permitted by applicable laws or regulations, diverge therefrom as appropriate given the circumstances.

The Committee shall have the resources and authority necessary to discharge its duties and responsibilities, including the resources and authority to retain outside separate counsel or other experts or consultants, as it deems appropriate. The Committee is empowered to investigate any matter brought to its attention that is within the scope of or otherwise relevant to its responsibilities, with all requisite access to all books, records, facilities and personnel of the Corporation and with access to the Corporation’s outside legal counsel and other advisors.

ARTICLE V
PROCEDURES

The Committee shall have at least one meeting per year. Additional meetings shall occur as the Committee or its chair deems advisable.

The Committee shall keep regular minutes of its meetings, and shall report its actions and recommendations to the next meeting of the Board or as the Board otherwise requests. Meetings and actions of the Committee shall be governed by, and held and taken in accordance with, the provisions of the Corporation’s Bylaws, with such changes in the context of those Bylaws as are necessary to substitute the Committee, the Chairman of the Committee and its members for the Board, the Chairman of the Board and its members. Regular meetings of the Committee may be held at such time and such place as the Committee determines from time to time.

The Committee may form, and delegate any of its responsibilities to, a subcommittee so long as such subcommittee consists of at least two members of the Committee. The requirements for action by a subcommittee shall, except as otherwise provided by act of the Committee, be the same as applicable to the Committee.

All non-management directors who are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion and at the invitation of the Chair, include in its meetings members of the Company’s management, representatives of the Company’s outside advisors, any other personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director who is not a member of the Committee.

Exhibit C

DOLLAR FINANCIAL CORP.
BOARD OF DIRECTORS
HUMAN RESOURCES AND COMPENSATION COMMITTEE CHARTER

PURPOSE

The Human Resources and Compensation Committee (the “Committee”) is appointed to discharge the responsibilities of the Board of Directors (the “Board”) of Dollar Financial Corp., a Delaware corporation (the “Company”), relating to (1) the administration of the Company’s compensation plans, including the equity-based plans and executive compensation of the Company; (2) the discharge of the Board’s responsibilities relating to the planning, evaluation and compensation of the Company’s officers and non-employee directors, and (3) the preparation of the annual report on executive compensation required by the Securities and Exchange Commission to be included in the annual proxy statement.

MEMBERSHIP

The Committee shall consist of two or more directors, each of whom shall satisfy the definition of (a) “independent” as that term is defined from time to time by the listing standards of The Nasdaq Stock Market; (b) “non-employee director” as that term is defined in Rule 16b-3 of the rules and regulations promulgated under the Securities Exchange Act of 1934; and (c) “outside director” as that term is defined for the purposes of the Internal Revenue Code, Section 162(m), as amended.

Membership on the Committee is determined annually by the Board. The Committee’s chairperson (the “Chairperson”) shall be designated by the Board or, if the Board does has not done so prior to any meeting of the Committee, the Committee members shall elect a Chairperson by the affirmative vote of a majority of the Committee’s members at such meeting. Each Committee member shall serve until his or her successor is duly elected and qualified. The Board may remove any member from the Committee at any time with or without cause. Should any member of the Committee cease to satisfy the definitions referenced in clauses (a), (b) and (c) of the preceding paragraph, or should any member cease to be a member of the Board, such member shall immediately resign his or her membership on the Committee without any request, notice or other action by the Board or any other person or party.

COMMITTEE MEETINGS

The Committee shall meet at least once per calendar year. Additional meetings are scheduled as needed and shall be called by the Chairperson, or if none, by any Committee member. A majority of the total number of members of the Committee shall constitute a quorum for the transaction of business. Minutes of a meeting of the Committee shall be recorded by the secretary of such meeting, which shall be appointed by the Chairperson at each such meeting. The approval or an act by a majority of the members present at a meeting at which a quorum is present shall constitute the approval or an act by the Committee. The Committee may also act by unanimous written consent without a meeting.

COMPENSATION PHILOSOPHY

The Company’s compensation policies with respect to the Company’s Board members and executive officers are based on the principles that compensation should, to a significant extent, be reflective of the financial performance of the Company, and that a significant portion of executive officers’ compensation should provide long-term incentives. The Committee seeks to have Board member and executive compensation set at levels that are sufficiently competitive so that the Company may attract, retain and motivate high quality Board members and executives to contribute to the Company’s success. In assessing overall compensation for Board members and executive officers, the Committee considers the Company’s performance, relative shareholder return and industry position, general industry data, awards given to the Company’s executives in past years, and the recommendations of third-party consultants.

RESPONSIBILITIES AND AUTHORITY

The Committee shall have the following responsibilities:

1. Review and approve the Company’s goals and objectives relating to Chief Executive Officer compensation, evaluate the Chief Executive Officer’s performance in light of such goals and objectives, and set the Chief Executive Officer’s compensation level, perquisites and other benefits based on this evaluation, all in keeping with the Committee’s compensation philosophy set forth in this charter. The Chief Executive Officer may not be present during deliberations or voting concerning the Chief Executive Officer’s performance and compensation;

2. In consultation with the Company’s Chief Executive Officer, review and approve the compensation, perquisites and other benefits (including, but not limited to, (i) annual base salary level, (ii) annual incentive compensation, (iii) long-term incentive compensation, (iv) employment, severance and change-in-control agreements, if any, and (v) retirement benefits, if any) for each of the Company’s executive officers, including the Named Executive Officers (as that term is defined in the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder), in each such case taking into account the recommendation of the Chief Executive Officer and such other information as the Committee believes appropriate and all in keeping with the Committee’s compensation philosophy set forth in this charter;

3. Periodically review and approve new compensation programs for the Company’s executive officers; review annually the operation of the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose(s); establish and periodically review policies for the administration of executive compensation programs;

4. Review and recommend to the Board the appropriate structure and amount of compensation for the non-employee Directors;

5. Establish and periodically review policies in the area of senior management perquisites;

6. Review and approve material changes in the Company’s employee benefit plans; make recommendations to the Board generally with respect to incentive-compensation plans, equity-based plans and deferred compensation plans; establish criteria for the granting of options and other stock-based awards to the Company’s executive officers and other employees and review and approve the granting of options and other stock-based awards to the Company’s executive officers, including administering the Company’s 1999 Stock Incentive Plan, 2005 Stock Incentive Plan, 2007 Stock Incentive Plan and any other incentive-compensation plans, equity-based plans and deferred compensation plans; administer the Company’s incentive and equity-based plans and programs;

7. Review and approve the terms of any employment agreement executed by the Company with an executive officer, including any Named Executive Officer of the Company;

8. Have the sole authority to retain, and terminate, any third party consultants to assist in the evaluation of director, chief executive officer or executive compensation, and shall have sole authority to approve such consultant’s fees and other retention terms. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any such consultant employed or retained by the Committee;

9. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. Additionally, the Committee shall annually evaluate its own performance. The Committee shall prepare, and report to the Board the results of, such annual performance evaluation, which shall compare the performance of the Committee with the requirements of this charter;

10. Review the Compensation Discussion and Analysis (“CD&A”) section to be included in the Company’s annual proxy statement or other report or filing, discuss the CD&A with the Company’s management, and recommend to the Board that the CD&A be included in the Company’s annual report on Form 10-K and/or proxy statement;

11. Review the Company’s succession planning process for the Chief Executive Officer and all executive officers reporting directly to the Chief Executive Officer, and make recommendations to the Board on succession planning issues and opportunities; and

12. Perform any other activities consistent with this Charter, the Company’s Amended and Restated Certificate of Incorporation, the Bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

REPORTS TO THE BOARD

All action taken by the Committee shall be reported to the Board at the next Board meeting following such action. The Committee shall also report to the Board periodically. This report shall include any recommendations or issues that arise with respect to Company compensation and benefits policies, executive compensation, and any other matters that the Committee deems appropriate or is requested to be included by the Board.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems it appropriate and in the best interests of the Company.

In addition, compensation matters may be discussed in executive session with the full Board during the course of the year.

ANNUAL MEETING OF STOCKHOLDERS OF
DOLLAR FINANCIAL CORP.
November 13, 2008
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

20230000000000000000 0	111308

The Board of Directors of Dollar Financial Corp. recommends a vote FOR the following actions set forth below:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1.	Election of Class A Directors for Terms of Three Years:				2.	Ratification of Ernst & Young LLP as the Company’s independent registered accountants for the fiscal year ending June 30, 2009.	☐	☐	☐
☐		NOMINEES:
	FOR ALL NOMINEES	¡	Jeffrey A. Weiss		3.	In their discretion to act on any other matter or matters which may properly come before the Annual Meeting or any adjournment or postponement thereof.
		¡	Ronald McLaughlin
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE 2008 ANNUAL MEETING OF STOCKHOLDERS, THE 2008 PROXY STATEMENT AND THE ANNUAL REPORT FOR THE FISCAL YEAR ENDING JUNE 30, 2008 PRIOR TO THE EXECUTION OF THIS PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 13, 2008: The Notice of Annual Meeting, Proxy Statement and fiscal 2008 Annual Report to Stockholders are available on our website at http://www.dfg.com/ir

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

DOLLAR FINANCIAL CORP.
ANNUAL MEETING OF STOCKHOLDERS - NOVEMBER 13, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
DOLLAR FINANCIAL CORP.

     The undersigned, revoking all previous proxies, hereby appoints Jeffrey A. Weiss and Roy Hibberd, and each of them acting individually, with full power of substitution, as the proxy of the undersigned to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares of Common Stock of Dollar Financial Corp., a Delaware corporation (the “Company”), that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m. (local time) on November 13, 2008, at The Boca Raton Bridge Hotel and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF
DOLLAR FINANCIAL CORP.
November 13, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.                         - OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.
ê
ê

20230000000000000000 0	111308

The Board of Directors of Dollar Financial Corp. recommends a vote FOR the following actions set forth below:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1. Election of Class A Directors for Terms of Three Years:				2.	Ratification of Ernst & Young LLP as the Company’s independent registered accountants for the fiscal year ending June 30, 2009.	☐	☐	☐

		NOMINEES:
☐	FOR ALL NOMINEES	¡ Jeffrey A. Weiss ¡ Ronald McLaughlin		3.	In their discretion to act on any other matter or matters which may properly come before the Annual Meeting or any adjournment or postponement thereof.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE 2008 ANNUAL MEETING OF STOCKHOLDERS, THE 2008 PROXY STATEMENT AND THE ANNUAL REPORT FOR THE FISCAL YEAR ENDING JUNE 30, 2008 PRIOR TO THE EXECUTION OF THIS PROXY.

☐	FOR ALL EXCEPT (See instructions below)

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 13, 2008: The Notice of Annual Meeting, Proxy Statement and fiscal 2008 Annual Report to Stockholders are available on our website at http://www.dfg.com/ir

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.